UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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National Western Life Group, Inc.

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National Western Life Group, Inc.

PROXY STATEMENT

April 29, 2016
To Our Stockholders:
We cordially invite you to attend the 2016 Annual Meeting of Stockholders of National Western Life Group, Inc. (“we,” “us,” “our” or “NWLGI”) to be held on June 15, 2016 at 9 a.m., local time, at the Moody Gardens Hotel at Seven Hope Boulevard, Galveston, Texas 77554.
At the annual meeting, in addition to electing nine members to our board of directors, you will be asked to approve the Incentive Plan and to ratify the appointment of our independent registered public accounting firm, BKD, LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2016.
This year we are again using the "Notice and Access" method of providing proxy materials to you via the Internet. We believe that this process provides you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to reduce the costs of printing and distributing the proxy materials and conserve resources. On or about April 29, 2016, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and our 2015 annual report and vote via the Internet. The Notice also contains instructions on how to receive a paper copy of the proxy materials and our 2015 annual report.
Your vote is important, no matter how many or how few shares you may own. Whether or not you plan to attend the annual meeting, please take the time to vote by completing, signing, and mailing the enclosed proxy card in the postage-paid envelope provided or by voting by telephone or over the Internet.
Our Board of Directors and management look forward to greeting those of you who are able to attend the annual meeting. The accompanying notice of meeting and this proxy statement provide specific information about the annual meeting and explain the various proposals. Please read these materials carefully.
Thank you for your continued support of and interest in our company.

Sincerely,

Ross R. Moody
Chairman of the Board,
President and Chief Executive Officer

This proxy statement is dated April 29, 2016 and is being first sent to NWLGI stockholders on or about May 6, 2016.

National Western Life Group, Inc.
850 East Anderson Lane
Austin, Texas 78752-1602
(512) 836-1010

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of National Western Life Group, Inc.:

The 2016 Annual Meeting of Stockholders (“Annual Meeting”) of National Western Life Group, Inc. (the “Company” or “NWLGI”) will be held on Wednesday, June 15, 2016 at the Moody Gardens Hotel at Seven Hope Boulevard, Galveston, Texas 77554 at 9:00 a.m. local time for the following purposes:

1.
To elect three designees of holders of Class A Stock and six designees of holders of Class B Stock, for a total of nine members to the board of directors of NWLGI, who shall hold office until the next annual stockholders’ meeting or until their respective successors have been elected or appointed;

2.    To approve the Incentive Plan;

3.	To ratify the appointment of the firm of BKD, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and
4.    To transact other business that may properly come before the Annual Meeting, or any adjournment or adjournments thereof.

These items are fully described in the proxy statement, which is part of this notice. The Company has not received notice of other matters that may be properly presented at the Annual Meeting.

Pursuant to the rules of the Securities and Exchange Commission, NWLGI has elected to provide access to our proxy materials over the Internet. Accordingly, we will mail, beginning on or about May 6, 2016, a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners as of the record date of April 20, 2016. All stockholders and beneficial owners will have the ability to access all of the proxy materials on a website referenced in the Notice of Internet Availability of Proxy Materials as of the date of mailing of the Notice of Internet Availability of Proxy Materials.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS: Copies of the proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2015, are available at http://www.cstproxy.com/nationalwesternlife/2016.

The Board of Directors of the Company has fixed the close of business on April 20, 2016 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof.  A complete list of stockholders will be open to examination by any stockholder for any purpose germane to the Annual Meeting between the hours of 9:00 a.m. and 5:00 p.m., local time, at the offices of the Company at 850 East Anderson Lane, Austin, Texas 78752-1602 for ten days prior to the Annual Meeting.  If you would like to view the stockholder list, please call the Company Secretary at (512) 836-1010 to schedule an appointment.  The list will also be available at the Annual Meeting and may be inspected by any stockholder who is present.

Regardless of the number of shares of National Western Life Group, Inc. common stock you hold, as a stockholder your vote is important and the Board of Directors of the Company strongly encourages you to exercise your right to vote.  To ensure your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting.

By Order of the Board of Directors

April 29, 2016	Rey Perez
Senior Vice President - Chief Legal Officer and Secretary

IMPORTANT

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON ARE URGED TO VOTE VIA THE INTERNET OR BY PHONE, OR REQUEST PAPER COPIES OF THE PROXY MATERIALS AND COMPLETE, SIGN, DATE, AND RETURN A PROXY CARD AS PROMPTLY AS POSSIBLE TO ENSURE ITS ARRIVAL IN TIME FOR THE ANNUAL MEETING.

ADDITIONAL INFORMATION

On October 1, 2015, we completed our previously announced holding company reorganization which was approved by our shareholders at our 2015 Annual Meeting of Shareholders on June 19, 2015. As a result of the reorganization, NWLIC became a wholly owned subsidiary of NWLGI and NWLGI replaced NWLIC as the publicly held company. NWLIC continues to conduct the same operations as it did prior to the completion of the reorganization transaction and is the primary operating subsidiary of NWLGI.
You should rely only on the information contained in this proxy statement or that to which we have referred you. We have not authorized anyone to provide you with any additional information. This proxy statement is dated as of the date listed on the cover page. You should not assume that the information contained in this proxy statement is accurate as of any date other than such date and the mailing of this proxy statement to stockholders shall create any implication to the contrary.

TABLE OF CONTENTS

PURPOSES OF THE ANNUAL MEETING    1
QUORUM AND VOTING    1
REVOCABILITY OF PROXY    3
SOLICITATION    3
PROPOSAL 1: ELECTION OF DIRECTORS    4
Nominees for the Board of Directors    4
EXECUTIVE OFFICERS    7
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS    8
Relationships among Directors and Executive Officers    8
Transactions with Related Persons, Promoters, and Certain Control Persons    9
Review, Approval, and Ratification of Transactions with Related Persons    10
INFORMATION RELATING TO OUR BOARD OF DIRECTORS    10
The Board of Directors    10
Meetings of the Board of Directors    10
Attendance at Annual Meetings of Stockholders    10
Board Leadership / Affirmative Determinations Regarding Director Independence    10
Risk Management    11
COMMITTEES OF THE BOARD OF DIRECTORS    11
DIRECTOR NOMINATIONS    12
DIRECTOR QUALIFICATIONS    12
NWLGI Director Nominees    12
COMMUNICATIONS WITH THE BOARD OF DIRECTORS    13
CODE OF ETHICS    13
COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION    13
COMPENSATION DISCUSSION AND ANALYSIS    14
Compensation Committee Report    22
Summary Compensation Table    23
All Other Compensation    25
Grants of Plan-Based Awards    26
Outstanding Equity Awards at December 31, 2015    28
Option Exercises and Stock Vested    30
Pension Benefits    31
Non-Qualified Deferred Compensation    33
Potential Payments Upon Termination or Change in Control    34
Director Compensation    37
PROPOSAL 2: APPROVAL OF THE INCENTIVE PLAN    38
Background    38
Description of the Amendments to the Amended Plan Contained in the Incentive Plan    38
New Plan Benefits    39
PROPOSAL 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM    40
Audit Fees    40
AUDIT COMMITTEE REPORT    41
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT    42
Owners of More Than 5% of Our Common Stock    42
Directors and Executive Officers    43
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE    44
OTHER INFORMATION    44
Annual Report to Stockholders    44
Deadlines for Submitting Stockholder Nominations and Proposals    44
Documents Available Without Charge    45
EXHIBIT A - INCENTIVE PLAN

National Western Life Group, Inc.
850 East Anderson Lane
Austin, Texas 78752-1602
(512) 836-1010

PROXY STATEMENT
2016 ANNUAL MEETING OF STOCKHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS: Copies of this Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2015 are available at http://www.cstproxy.com/nationalwesternlife/2016.

This proxy statement and the accompanying proxy are being made available to stockholders on or about May 6, 2016 in connection with the solicitation by the Board of Directors (the “Board of Directors”) of National Western Life Group, Inc. of proxies to be used at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of National Western Life Group, Inc. to be held on Wednesday, June 15, 2016 at the Moody Gardens Hotel at Seven Hope Boulevard, Galveston, Texas 77554 at 9:00 a.m. local time.  Our principal executive offices are located at 850 East Anderson Lane, Austin, Texas 78752-1602.  Unless the context requires otherwise, references in this proxy statement to “NWLGI,” “the Company,” “we,” “us,” or “our” refer to National Western Life Group, Inc. and its wholly owned subsidiaries, including National Western Life Insurance Company, or NWLIC.

On October 1, 2015, we completed our previously announced holding company reorganization which was approved by our shareholders at our 2015 Annual Meeting of Shareholders on June 19, 2015. As a result of the reorganization, NWLIC became a wholly owned subsidiary of National Western Life Group, Inc. ("NWLGI") and NWLGI replaced NWLIC as the publicly held company. NWLIC continues to conduct the same operations as it did prior to the completion of the reorganization transaction and is the primary operating subsidiary of NWLGI.

PURPOSES OF THE ANNUAL MEETING
The purposes of the annual meeting are to:

1.
Elect three designees of holders of Class A Stock and six designees of holders of Class B Stock, for a total of nine members to the board of directors of NWLGI, who shall hold office until the next annual stockholders’ meeting or until their respective successors have been elected or appointed (Proposal 1);

2.	Approve the Incentive Plan (Proposal 2);

3.	Ratify the appointment of the firm of BKD, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal 3); and

4.	Transact such other business as may properly come before the meeting or any adjournment thereof.

QUORUM AND VOTING

Holders of record of our Class A common stock, par value $0.01 per share (the “Class A Stock”), and our Class B common stock, par value $0.01 per share (the “Class B Stock” and, together with the Class A Stock, the “Common Stock”), at the close of business on April 20, 2016, will be entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof.  As of April 20, 2016, there were 3,436,166 shares of Class A Stock outstanding, held by 2,992 holders of record and 200,000 shares of Class B Stock outstanding, held by two holders of record.  The number of holders of record does not include any beneficial owners for whom shares of Common Stock may be held in “nominee” or “street” name.

Stockholders of record at the close of business on April 20, 2016 will be entitled to vote at the Annual Meeting.  Each stockholder is entitled to one vote per share held by such holder on all matters coming before the Annual Meeting, except as otherwise described below.

The presence, in person or by proxy, of the holders of one-half (1/2) of the total of each of the Class A Stock and the Class B Stock will constitute a quorum at the Annual Meeting.  If a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn the Annual Meeting from time to time without further notice, other than announcement at the Annual Meeting, until a quorum is present.  At such reconvened Annual Meeting at which a quorum is present, any business may be transacted as originally noticed.  Abstentions and broker non-votes

(shares held by a broker or nominee that does not have the authority to vote on a matter, and has not received instructions from the beneficial owner) are counted as present in determining whether the quorum requirement is met.

Election of Directors. Article V of our Restated Certificate of Incorporation, as amended (as so amended, the "Restated Certificate of Incorporation"), provides that the Class A stockholders have the exclusive right to elect one-third (1/3) of the members of our Board of Directors, plus one director for any remaining fraction, and that the Class B stockholders have the exclusive right to elect the remaining members of our Board of Directors. Our Amended and Restated Bylaws ("Bylaws") provide that directors are elected by a plurality vote of each class of stock voting separately. Abstentions and broker non-votes will not have any impact on the result of the vote on this item.
In view of Robert L. Moody’s ("Mr. Moody") ownership, as of April 20, 2016, of more than 99% of the Class B Stock outstanding, as well as Mr. Moody’s ownership of 33.9% of the Class A Stock outstanding (see Stock Ownership table below), Mr. Moody holds the voting power to elect a majority of our Board of Directors. We are considered to be a controlled company, and Mr. Moody is the controlling stockholder.
Approval of the Incentive Plan. The affirmative vote of a majority of the shares of the Class A and Class B Common Stock, voting together as the same class, cast at the annual meeting, in person or by proxy, is required to approve the Incentive Plan.
Ratification of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the shares of the Class A and Class B Common Stock, voting together as the same class, cast at the annual meeting, in person or by proxy, is required to ratify the appointment of BKD, LLP to serve as our independent registered public accounting firm. Abstentions will not have any impact on the result of the vote on this item.
The Inspector of Elections for the Annual Meeting will be Rey Perez, our Senior Vice President - Chief Legal Officer and Secretary, and he will tabulate the votes.  We will announce preliminary voting results at the Annual Meeting.  The final official voting results from the Annual Meeting will be disclosed in a Current Report on Form 8-K to be filed within four business days after the Annual Meeting.
You may vote your proxy by Internet, telephone, or mail, as explained below.  Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Daylight Time, on June 14, 2016.  Voting your proxy does not limit your right to vote in person should you decide to attend the Annual Meeting.  The law of Delaware, under which NWLGI is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the Inspector of Elections of the Annual Meeting can determine that such electronically transmitted proxy was authorized by the stockholder.  If your shares are held in the name of a broker, bank, or other holder of record, you will be provided voting instructions from the holder of record. If you vote by Internet or telephone, please do not mail in a proxy card as it will revoke your Internet or telephone proxy.

•
Internet.  Access the Internet voting site at http://www.cstproxy.com/nationalwesternlife/2016.  Follow the on-screen instructions and be sure to have the control number listed on your proxy card available when you access the Internet voting site.  Please note that stockholders that vote through the Internet must bear all costs associated with electronic access, including Internet access fees.

•	Telephone. Dial the toll free number found on your proxy card. Follow the voice prompts and be sure to have the control number listed on your proxy card available when you call.

•
Mail. If you requested printed copies of the proxy materials, you may vote by mail by simply marking, signing, dating, and returning the proxy card in the postage-prepaid envelope provided for your convenience.

If a stockholder properly uses the Internet voting procedures described on the proxy card, or calls the toll-free telephone number, or completes, signs, dates, and returns the proxy card, by 7:00 p.m., Eastern Daylight Time, on June 14, 2016, his, her, or its shares will be voted at the Annual Meeting in accordance with his, her, or its instructions.  If a stockholder returns a proxy card unsigned or undated, his, her, or its vote cannot be counted.  If a stockholder signs and dates a proxy card, but does not fill out the voting instructions on the proxy card, the shares represented by the proxy will be voted in accordance with the Board of Directors’ recommendations, as follows:

•	FOR the election of each of the nominees to the Board of Directors to hold office until the next annual stockholders’ meeting or until their respective successors have been elected or appointed;

•	FOR the Incentive Plan;

•	FOR the ratification of the appointment of the firm of BKD, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

•
In addition, if any other matters properly come before the Annual Meeting, Ross R. Moody, our President and Chief Executive Officer, and Rey Perez, our Senior Vice President - Chief Legal Officer and Secretary, the named proxies, have discretionary authority to vote on those matters in accordance with their best judgment.  The Board of Directors is not currently aware of any other matters that may come before the Annual Meeting.

REVOCABILITY OF PROXY

The proxy is for use at the Annual Meeting if a stockholder will be unable to attend in person.  The proxy (whether submitted by mail, telephone, or Internet) may be revoked by a stockholder at any time before it is exercised on the date of the Annual Meeting by:

•	executing and delivering a written notice of revocation to the Secretary of NWLGI at our principal executive offices;

•	submitting a later-dated proxy by Internet in the manner specified above, by telephone in the manner specified above, or in writing to the Secretary of NWLGI at our principal executive offices; or

•	attending and voting in person at the Annual Meeting.

Attendance at the Annual Meeting will not revoke a proxy unless a stockholder provides written notice of revocation to the Secretary of NWLGI before the proxy is exercised or unless the stockholder votes his or her shares in person at the Annual Meeting.  Street name holders that vote by proxy may revoke their voting instructions in accordance with their broker's, bank's, or other nominee's procedures.

SOLICITATION

This solicitation is made on behalf of our Board of Directors. The cost of preparing, assembling, printing, and mailing the Notice of Internet Availability of Proxy Materials, Notice of Annual Meeting of Stockholders, this proxy statement, the proxy card, and any additional materials, as well as the cost of soliciting the proxies will be borne by us, including reimbursement paid to brokerage firms and other custodians, nominees, and fiduciaries for reasonable costs incurred in forwarding the proxy materials to, and solicitation of proxies from, the beneficial owners of shares held by such persons. In addition, our officers, directors, and other regular employees, without additional compensation, may solicit proxies by mail, email, personal interview, telephone, or other electronic transmission.

PROPOSAL 1:   ELECTION OF DIRECTORS

Our Restated Certificate of Incorporation and Restated Bylaws provide that the Board of Directors shall consist of a number of directors to be fixed from time to time exclusively by resolution of the Board of Directors.  The Board of Directors currently consists of 10 members.  A Board of Directors composed of 9 persons is recommended by the Board of Directors to be elected at the 2016 Annual Meeting to serve until the next Annual Meeting of Stockholders, or until their successors have been duly elected and qualified.  As such, proxies cannot be voted for a grater number of persons than the number of nominees named. Article V of the Restated Certificate of Incorporation of the Company provides that the Class A stockholders shall have the exclusive right to elect one-third of the Board of Directors, plus one director for any remaining fraction, and that the Class B stockholders shall have the exclusive right to elect the remaining members of the Board of Directors.  Accordingly, the Board of Directors recommends the election of three Class A nominees and six Class B nominees indicated below.  A plurality of each class of stock voting separately will be necessary to elect the directors of that particular class.  It is the intention of the persons named in the enclosed proxy to vote for the nominees of the particular class, unless the proxy has been marked to withhold authority to vote for the nominees.  The Restated Certificate of Incorporation of the Company does not permit cumulative voting for directors.

It is the intention of the persons named in the proxy, in the absence of a contrary direction, to vote FOR the election of each of the nine persons named in this proxy statement as nominees for director for a one-year term expiring at the 2017 Annual Meeting of Stockholders or until their successors are duly elected and qualified or until their earlier death, resignation, or removal.

Nominees for the Board of Directors

Our nominees for the election of directors include four independent directors, as defined by the NASDAQ Listing Rules and determined by the Board of Directors, and two members of our senior management.  The names of the nominees for election as a director to serve until the 2017 Annual Meeting of Stockholders, or until their earlier resignation or removal, and certain additional information with respect to each of them, are set forth below.  The nominees have consented to be named in this proxy statement and to serve as directors, if elected.  Except as indicated in “Relationships among Directors and Executive Officers” below, there are no family relationships among any of our executive officers or the director nominees.

If, at the time of or prior to the Annual Meeting, any of the nominees is unable or declines to serve, the persons named as proxies may use the discretionary authority provided in the proxy to vote for a substitute or substitutes designated by the Board of Directors.  If the proxy has been marked to withhold authority to vote for the nominees, the proxy will not then be voted either for or against such substitute nominees.  The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

Class A Nominees

Name of Director	Principal Occupation During Last Five Years and Directorships	Class Nominee	Age	Director Since

David S. Boone	CEO of Alacura, CEO of Angel Med Flight,	Class A	55	-
	and Lead Director and Acting CEO of Track
	Group

Stephen E. Glasgow	Partner, G-2 Development, LP	Class A	53	2004
(1)(2)	Austin, Texas

E. J. Pederson	Managing Director, CitareTx, LLC;	Class A	68	1992
(1)(2)	Special Assistant to the Executive
	Vice President and CEO of the
	Texas A&M Health Science Center

Class B Nominees

Name of Director	Principal Occupation During Last Five Years and Directorships	Class Nominee	Age	Director Since

Ross R. Moody	President and Chief Executive Officer	Class B	53	1981
	of the Company

Frances A. Moody-Dahlberg	Executive Director, The Moody Foundation	Class B	46	1990
	Dallas, Texas

Ann M. Moody	Director of Gal-Tex Hotel	Class B	78	2014
	Corporation, Transitional Learning
	Center, and Moody Endowment

E. Douglas McLeod	Attorney, Investments, and Chairman and	Class B	74	1979
	Director of Moody Gardens, Inc.

Charles D. Milos	Senior Vice President of NWLIC	Class B	70	1981

Louis E. Pauls, Jr.	President, Louis Pauls & Company;	Class B	80	1971
(1)(2)	Investments, Galveston, Texas

(1)	Member of Audit Committee.

(2)	Member of Compensation and Stock Option Committee.
There are no arrangements or understandings pursuant to which any director was elected.  All directors hold office for a term of one year or until their successors are elected and qualified.

Class A Nominees

DAVID S. BOONE
Mr. Boone is the CEO of Alacura, a transportation benefit management company based in Dallas, Texas and CEO of Angel Med Flight, an air ambulance company based in Scottsdale, Arizona. Both as of 2015. Mr. Boone, a CPA, is the lead independent director, and Audit Chair of Track Group, a publicly traded electronic monitoring company, since 2011. Mr. Boone served as CEO of American CareSource, a NASDAQ traded health care services firm, from 2006-2011. He has held executive roles with a variety of publicly traded and start-up organizations including Kraft General Foods, Sears, PepsiCo, Safeway, and Belo Corporation. He has also been a consultant with the Boston Consulting Group. Additionally, Mr. Boone also serves on a number of private company boards. His extensive business background and experience managing regulated entities qualifies Mr. Boone to serve as an additional independent member of our Board of Directors.

STEPHEN E. GLASGOW
Managing Partner of Texas GSA Holdings, LP, G-2 Development, LP, and RAM Investments, real estate development and investment companies, since 2006, 2003, and 1990, respectively.  Mr. Glasgow has developed and built a variety of different projects, including residential subdivisions, single and multi-family products, commercial office buildings, retail centers, and government properties.  Mr. Glasgow’s independence, experience, and financial acumen qualify him to serve as a member of our Board of Directors.

E. J. PEDERSON
Managing Director, CitareTx, LLC since July 2014. Special Assistant to the Executive Vice President and CEO of the Texas A&M Health Science Center from October 1, 2013 to June 2014; Interim President, Texas A&M Health Science Center and Interim Vice Chancellor for Health Affairs, The Texas A&M University System from October 2012 to October 2013; Management consultant from January 2007 to October 2012; Executive Vice President, The University of Texas Medical Branch, Galveston from 1986-2007; Vice President Business Affairs of the University of Texas at San Antonio from 1984-1986; and Vice President Business Affairs of the University of Texas at Dallas from 1980-1984.  Mr. Pederson’s combination of independence, financial expertise, and experience qualify him to serve as a member of our Board of Directors.

Class B Nominees

ROSS R. MOODY
Director, President and Chief Executive Officer of NWLGI; Director, President and Chief Operating Officer of NWLIC since 1992 and Chief Executive Officer since 2015; Director, Officer, and/or Manager of various Company subsidiaries; and Trustee of The Moody Foundation (charitable and educational foundation).  Mr. Moody’s experience as NWLIC's Chairman, President and Chief Executive Officer provides him with significant insight into our operations and qualifies him to serve as a member of our Board of Directors.

E. DOUGLAS McLEOD
Attorney; Investments; Former state legislator; Chairman and Director of Moody Gardens, Inc. (charitable corporation); Advisory Director of American National Insurance Company, Galveston, Texas; Director of ANREM Corporation (real estate management corporation); Vice-President and Director of Colonel Museum, Inc. (charitable organization); and Past Director, Executive Board Member, and Chairman - Audit Committee of South Texas College of Law (law school) in Houston, Texas. Mr. McLeod’s experience as an attorney and elected public official, as well as experience in real estate development and non-profit administration allow him to provide a varied set of problem-solving skills and valuable insight to the Company as a member of our Board of Directors.

CHARLES D. MILOS
Senior Vice President – Mortgage Loans and Real Estate of NWLIC since 1983; Director, officer, and/or manager of various Company subsidiaries; and past President of Regent Care Management and Regent Care Management Services.  Mr. Milos was Vice President of Seal Fleet, Inc. from 1981-1983 and an Investment Analyst for NWLIC from 1976-1981.  Mr. Milos’ considerable experience as a senior officer of NWLIC, along with his understanding of its operations, qualifies him to serve as a member of our Board of Directors.

ANN M. MOODY
Mrs. Moody has serves as a director on the Board of Directors of Gal-Tex Hotel Corporation since 2011 and of the Transitional Learning Center and The Moody Endowment since 2012. She has previously served as a board member of Moody Gardens, First National Life Insurance Company, Westcap, Hometown Bank, Securities Management and Research, and the O'Connell High School Board. Mrs. Moody's extensive experience as a director of multiple regulated financial entities and her macroeconomic approach to management qualify her to serve as a member of our Board of Directors.

FRANCES A. MOODY-DAHLBERG
Executive Director of The Moody Foundation (charitable and educational foundation) since January 1998; Coordinator, Charitable Requests for NWLIC since March 2010; a Trustee of The Moody Foundation since February 2004; Director of American National Insurance Company since 1987; Past Director of Gal-Tex Hotel Corporation (hotel management corporation) from March 2000 to December 2003; and past Director of The Moody Endowment (charitable corporation) from 1991 to February 2004.  Mrs. Moody-Dahlberg’s significant director experience affords her with the qualities necessary to serve as a member of our Board of Directors.

LOUIS E. PAULS, JR.
Mr. Pauls was owner and President of Louis Pauls & Co., a municipal bond and investment firm, from 1958 until his retirement in March of 2016.  Mr. Paul’s longstanding business knowledge and experience directing the management of NWLIC qualifies him to serve as a member of our Board of Directors.

The Board of Directors recommends that you vote “FOR” the election of the nominees for director to serve until the 2017 Annual Meeting of Stockholders.  All proxies executed and returned will be voted “FOR” the nominees unless the proxy specifies otherwise.

EXECUTIVE OFFICERS

The following persons are our executive officers, serving at the discretion of the NWLIC Board of Directors, as of April 20, 2016.  Except as set forth below, there are no family relationships among any of our executive officers or nominees for director.

Name	Age	Position Held (Date Appointed to Position)

Ross R. Moody	53	Chairman of the Board, President and Chief Executive Officer (2015, 1992), Director

Brian R. Bulakites	53	Senior Vice President - Chief Marketing Officer (2016)

Kitty Kennedy Nelson	67	Senior Vice President - Chief Actuary (2012)

Carlos A. Martinez	51	Senior Vice President - International Marketing (2012)

Charles D. Milos	70	Senior Vice President - Mortgage Loans and Real Estate (1990), Director

Rey Perez	43	Senior Vice President - Chief Legal Officer and Secretary (2015)

Brian M. Pribyl	57	Senior Vice President - Chief Financial Officer and Treasurer (2001)

Patricia L. Scheuer	64	Senior Vice President - Chief Investment Officer (1992)

Robert Sweeney	50	Senior Vice President - Chief Administrative Officer (2013)

Bruce E. Wood	55	Vice President - Controller (2014)

The biographies for Ross R. Moody, our Chairman of the Board, President and Chief Executive Officer, and Charles D. Milos, our Senior Vice President – Mortgage Loans and Real Estate, are listed above under the heading “Nominees for the Board of Directors.”

All of our executive officers listed above have served in various executive capacities with NWLIC for more than five years, except as described below. Additionally, Messrs. Moody, Pribyl, and Perez hold the same respective positions with NWLGI.

There are no arrangements or understandings pursuant to which any officer was elected. All officers hold office for a term of one year or until their successors are elected and qualified, unless otherwise specified by the Board of Directors.

BRIAN R. BULAKITES
Mr. Bulakites has been NWLIC's Senior Vice President – Chief Marketing Officer since April 2016.  Mr. Bulakites was Vice President & National Sales Manager, US Life Insurance, Genworth from 2011 to March 2016; Regional Vice President with Genworth from 2009-2011; Sales Vice President with Genworth Financial from 2007-2009; and National Accounts Sales Vice President with The Baltimore Life Companies from 1996-2007.

KITTY KENNEDY NELSON
Mrs. Nelson has been NWLIC's Senior Vice President – Chief Actuary since January 2013. Mrs. Nelson was NWLIC's Vice President - Valuation Actuary from January 2007 to December 2012 and Assistant Vice President - Associate Actuary from November 2002 to December 2006. Prior to joining NWLIC, Mrs. Nelson was with G.P. Monnin Consulting, Inc. in Austin from February to November 2002; was Senior Vice President and Chief Operations Officer with Americo Life, Inc. from 1998 to 2000; and was with United Companies Life Insurance Company a.k.a United Life & Annuity Insurance Company from 1984-1998, holding the title of Executive Vice President, Chief Administrative Officer and Chief Actuary from 1993 to1998.

DR. CARLOS A. MARTINEZ
Dr. Martinez has been NWLIC's Senior Vice President – International Marketing since June 2012. Dr. Martinez was Vice President - International Sales Development from May 2009 to June 2012, Assistant Vice President then Vice President of International New Business and Risk Selection from April 2004 to May 2009, and Senior Underwriter for the International Market from February 1997 to April 2004; prior to joining NWLIC, Dr. Martinez held the position of lead International Underwriter for Great Southern Life from 1996 to 1997 and for Citizens Life Insurance Company from 1994 to 1996.

REY PEREZ
Mr. Perez has been NWLIC's Senior Vice President – Chief Legal Officer and Secretary since February 2015.  Mr. Perez was Vice President – Corporate Counsel of NWLIC from December 2011 to February 2015, Assistant Vice President - Corporate Counsel from April 2006 to December 2011, and Corporate Counsel from May 2001 to April 2006.

BRIAN M. PRIBYL
Mr. Pribyl has been NWLIC's Senior Vice President – Chief Financial Officer and Treasurer since 2001.  Mr. Pribyl was an Executive Vice President – Chief Financial Officer, Treasurer and Secretary for Interstate Assurance Company from July 1990 to April 2001, and an Audit Manager for Price Waterhouse from 1983 to 1990.

PATRICIA L. SCHEUER
Ms. Scheuer has been NWLIC's Senior Vice President – Chief Investment Officer since 1992.  She was a Fixed Income Manager for Texas Permanent School Fund from February 1988 to August 1992, a Sr. Financial Analyst for Public Utility Commission of Texas from December 1984 to February 1988, and a Management Consultant for Deloitte Haskins & Sells from July 1983 to November 1984.

ROBERT SWEENEY
Mr. Sweeney has been NWLIC's Senior Vice President - Chief Administrative Officer since June 2013. Mr. Sweeney was Vice President of Administration for SCOR Reinsurance from November 2009 to June 2013, Vice President of Operations for Old Mutual Financial Network from December 2006 to November 2009, and Vice President of Administration for KMG America from June 2001 to December 2006. Mr. Sweeney has also held Second Vice President of Operations positions with AFLAC, Conseco, and Shenandoah Life Insurance, after starting his career with Allstate Life Insurance Company in January 1987 and serving in various underwriting and managerial positions through August 1995.

BRUCE E. WOOD
Mr. Wood has been NWLIC's Vice President - Controller and Assistant Treasurer since June 2014. Mr Wood was previously employed at property and casualty insurance carriers including as Controller of Capson Corporation from July 2012 to June 2014 and as Chief Accounting Officer of American Physicians Service Group from October 2001 to September 2011. He possesses thirty years of accounting and financial reporting experience including employment with Dell Financial Services, and various agencies of the State of Texas.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than as set forth in the following paragraphs, we are not aware of any transactions since the beginning of 2015 or any currently proposed transaction between us or our subsidiaries and any member of the Board of Directors, any of our executive officers, any security holder who is known to us to own of record or beneficially more than 5% of our Common Stock, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and in which any of the foregoing persons had, or will have, a direct or indirect material interest.  Except as otherwise noted and as applicable, we believe that each transaction described below is, or was, as the case may be, on terms at least as favorable to us as we would expect to negotiate with an unaffiliated party.

Relationships among Directors and Executive Officers

Ross R. Moody of Austin, Texas, the President and Chief Executive Officer and a director of the Company, is the stepson of Ann M. Moody and the half-brother of Frances A. Moody-Dahlberg.  Frances A. Moody-Dahlberg of Dallas, Texas, an employee of NWLIC and director of the Company, is the daughter of Ann M. Moody and the sister of Ross R. Moody.  E. Douglas McLeod of Galveston, Texas, a director of the Company, is the brother of Ann M. Moody.  Ann M. Moody, of Galveston, Texas, a director of the Company, is the sister of E. Douglas McLeod, mother of Frances A. Moody-Dahlberg, and stepmother of Ross R. Moody.

Please read “Compensation Discussion and Analysis” below for information regarding the payments and awards we made to our named executive officers during 2015.

Transactions with Related Persons, Promoters, and Certain Control Persons

Robert L. Moody, Jr. (“Mr. Moody, Jr.”) is the son of Robert L. Moody, the Company’s controlling stockholder, the stepson of Ann M. Moody, a director of the Company, and is the brother of Ross R. Moody, the Company's Chairman, President and Chief Executive Officer, and half-brother of Frances A. Moody-Dahlberg who serves as a director of the Company. Frances A. Moody-Dahlberg is also an employee of NWLIC and she received $12,420 of compensation in 2015 for services as an employee.

Mr. Moody, Jr. wholly owns an insurance marketing organization that maintains agency contracts with NWLIC pursuant to which agency commissions are paid in accordance with NWLIC's standard commission schedules. Mr. Moody, Jr. also maintains an independent agent contract with NWLIC for policies personally sold under which commissions are paid in accordance with standard commission schedules.  In 2015, commissions paid under these agency contracts aggregated approximately $336,844.  In his capacity as an insurance marketing organization with NWLIC, Mr. Moody, Jr. also received marketing consulting fees of $48,000 in 2015.

Mr. Moody, Jr. further serves as the agent of record for several of NWLIC’s benefit plans including the self-insured health plan.  In 2015, amounts paid to Mr. Moody, Jr. as commissions and service fees pertaining to NWLIC’s benefit plans approximated $79,784.

Mr. Moody, Jr. is an Advisory Director of a wholly owned subsidiary of the Company.  As an Advisory Director, Mr. Moody, Jr. received director fees and other perquisites totaling $56,609 during 2015.

During 2015, management fees totaling $793,574 were paid to Regent Management Services, Limited Partnership (“RMS”) for services provided to downstream nursing home subsidiaries of NWLGI.  RMS is 1% owned by general partner RCC Management Services, Inc. (“RCC”), and 99% owned by limited partner, Three R Trusts.  RCC is 100% owned by the Three R Trusts.  The Three R Trusts are four Texas trusts for the benefit of the children of Robert L. Moody (Robert L. Moody, Jr., Ross R. Moody, Russell S. Moody, and Frances A. Moody-Dahlberg).  Charles D. Milos, Senior Vice President-Mortgage Loans and Real Estate, and a director of the Company, is a former director and President of RCC.

NWLIC holds an investment totaling approximately 9.5% of the issued and outstanding shares of Moody Bancshares, Inc. at December 31, 2015.  Moody Bancshares, Inc. owns 100% of the outstanding shares of Moody Bank Holding Company, Inc., which owns approximately 98% of the outstanding shares of The Moody National Bank of Galveston (“MNB”).  NWLIC utilizes MNB for the company’s general banking services and for certain bank custodian services as well as for certain administrative services with respect to the company’s defined benefit and contribution plans.  During 2015, fees totaling $718,022 were paid to MNB with respect to these services. NWLIC maintained a sublease of a portion of its home office space with MNB which expired April 30, 2015 and was not renewed. The sublease amount collected from MNB was $6,363 per month. During 2009, the company entered into a revolving credit loan agreement with MNB, pursuant to which MNB granted to the company a revolving line of credit up to the principal amount of $40,000,000, and executed a Master Repurchase Agreement with MNB providing for the overnight investment of company cash balances.  The revolving credit loan agreement was renewed with MNB during 2013, and most recently in 2015, under the same terms and conditions. Robert L. Moody, the Company’s controlling stockholder, is the former Chairman of the Board of MNB.  The ultimate controlling person of MNB is the Three R Trusts.

During 2015, NWLIC paid American National Insurance Company ("ANICO") $411,519 in premiums for certain company sponsored benefit plans and $2,024,637 in reimbursements for claim costs for which ANICO provides third party administrative services.  ANICO paid the company $2,108,997 in premiums for its company sponsored benefit plans.  The company maintains an investment management agreement with American National Registered Investment Advisor, Inc., a subsidiary of ANICO, under which $40,066 was paid for services in 2015.  The company executed a two year agreement in April 2014 with ANICO for a disaster recovery site and incurred expenses of $18,000 during 2015 associated with this agreement. Robert L. Moody, the Company’s controlling stockholder, is the former Chairman of ANICO.

During 2015, The Westcap Corporation, a wholly owned subsidiary of NWLIC, entered into a loan participation agreement with ANICO under which it agreed to fund $20.0 million in exchange for a 24.93% interest in a commercial mortgage. The mortgage investment had a balance of $20.0 million as of December 31, 2015.

Review, Approval, and Ratification of Transactions with Related Persons

In accordance with the Company’s Audit Committee Charter, related party transactions must be reviewed and approved by the Audit Committee of the Board of Directors, both at inception and on an ongoing basis.  Periodic reports of potential related party transactions are brought to the attention of the Audit Committee by management and the Audit Committee reviews the information on a case by case basis to determine if any transaction is a related party transaction.  The standard of review for any related party transaction is that the transaction must be fair to the Company and the transaction must be no more favorable to the related party than a similar arm’s length transaction with a non-related party.

While the Company has not adopted written procedures for review of, or written standards for approval of, these transactions, the policies and procedures followed are evidenced by the Audit Committee Charter, memorandums, and documentation of review and approvals.

INFORMATION RELATING TO OUR BOARD OF DIRECTORS
AND CERTAIN COMMITTEES OF OUR BOARD OF DIRECTORS

The Board of Directors

Our business is managed through the oversight and direction of our Board of Directors.  The Board of Directors currently has ten members and, as detailed in Proposal 1, recommends a Board comprised of nine members for the ensuing year.

Meetings of the Board of Directors

During 2015, the Board of Directors held a total of seven meetings.  In addition to meetings, the Board of Directors acts by written consent from time to time and did so twice during 2015.  All of the current directors that were members of the Board of Directors during 2015 attended more than 75% of the meetings.  Each such director attended more than 75% of the meetings of the committees of which he is a member that were held during 2015.

Attendance at Annual Meetings of Stockholders

We encourage but do not require our Board members to attend the annual meeting of stockholders.  Eight of the then current members of the Board of Directors attended the 2015 annual meeting of stockholders.

Board Leadership / Affirmative Determinations Regarding Director Independence

The Company is a “Controlled Company” as defined in NASDAQ Listing Rule 5615(c)(1) and is exempt from the requirement to have a majority of the members of its Board of Directors as independent directors.  The Company qualifies as a Controlled Company because more than 50% of the voting power for the election of directors is held by Robert L. Moody.

The Board of Directors does not currently separate the role of Chairman of the Board from the role of Chief Executive Officer (both of which are held by Ross R. Moody) because it believes that this structure currently provides the most efficient and effective leadership model for the Company.  The Company does not have a separate lead director.  The Board of Directors has affirmatively determined that each of Messrs. Stephen E. Glasgow, Louis E. Pauls, Jr., and E. J. Pederson are “independent directors” as such term is defined in NASDAQ Listing Rule 5605(a)(2).  These independent directors met in executive session on two separate occasions during 2015.

If all nominees are elected at the Annual Meeting, David S. Boone, Stephen E. Glasgow, Louis E. Pauls, Jr., and E. J. Pederson will be the sole members of the compensation and stock option and audit committees.  The Board of Directors has also affirmatively determined that each such member of these committees satisfies the independence requirements applicable to audit and compensation committees as prescribed by the NASDAQ Listing Rules and the rules and regulations of the SEC.  Ross R. Moody, and Charles D. Milos are not “independent directors” because they are our Chairman of the Board, President and Chief Executive Officer, and Senior Vice President - Mortgage Loans and Real Estate, respectively.  Ann M. Moody and Frances A. Moody-Dahlberg are not “independent directors” because they are Family Members, as defined by NASDAQ Listing Rule 5605(a)(2), of an individual who is employed by the Company as an Executive Officer. Mr. E. Douglas McLeod is not an "independent director" because he is a Family Member, as defined by NASDAQ Listing Rule 5605(a)(2), of an individual formerly employed by the Company as an Executive Officer.

Risk Management

Similar to other companies, NWLGI is exposed to a wide spectrum of financial, operational, and other risks.  Effective enterprise risk management is a key concern for identifying, monitoring, measuring, communicating, and managing risks within limits and risk tolerances.  The Company’s Board of Directors and senior management are knowledgeable of and accountable for key risks.  The Board meets at least every other month and regularly hears reports from the President and Chief Operating Officer, the Chief Financial Officer, the Chief Actuary, the Chief Investment Officer, the Chief Administrative Officer, and the Chief Legal Officer.  In addition, the Board has several committees which include the Audit Committee and the Compensation and Stock Option Committee that regularly convene to address various aspects of risk.

The Company maintains several management groups and committees that meet regularly to monitor, discuss, and manage a variety of issues and risks associated with the business.  These groups and committees include numerous areas such as regulatory compliance, financial reporting process and controls, fraud unit investigations, product spread management, and business strategy.  Key members of senior management are involved with these groups and committees providing direction and oversight and serve as a reporting liaison with the Company’s Board of Directors and sub-committees.

Committees of the Board of Directors

NWLGI's Board of Directors has a standing and separately designated Audit Committee and a Compensation and Stock Option Committee. Additionally, NWLIC's Board of Directors maintains an Executive Committee and an Investment Committee.  Information regarding each of these committees is set forth below.

Audit Committee

The Audit Committee of the Board of Directors consists of three non-employee directors.  Pursuant to the NASDAQ Listing Rules and federal securities laws, all of the members of the Audit Committee are independent.  The committee is primarily responsible for oversight of the Company’s financial statements and controls; assessing and ensuring the independence, qualifications, and performance of the independent auditors; appointing and retaining the independent auditors; approving the independent auditor’s services and fees; reviewing and approving all related party transactions; reviewing potential conflict of interest situations where appropriate; overseeing and directing internal audit activities; reviewing the Company’s financial risk assessment process and ethical, legal, and regulatory compliance programs; and reviewing and approving the annual audited financial statements for the Company before issuance.  Stephen E. Glasgow, Louis E. Pauls, Jr. and E. J. Pederson are members of the Audit Committee.  E.J. Pederson serves as Chairman of the Audit Committee.  The Audit Committee Charter is available in the Financial Information section on the Company’s website at www.nwlgi.com.  During 2015, the Audit Committee held 12 meetings.

The Board of Directors has determined that Mr. E. J. Pederson is an "Audit Committee Financial Expert" as defined by the Securities Exchange Act of 1934, as amended, and as noted above Mr. Pederson is an independent director. Additionally, Mr. Glasgow, Mr. Pauls, and Mr. Boone are financially literate and are able to read and understand financial statements, including a company's balance sheet, income statement, and cash flow statement. If elected as directors, Messrs. Pederson, Glasgow, Pauls, and Boone will be appointed as the sole members of the Audit Committee.

Compensation and Stock Option Committee

The Compensation and Stock Option Committee (“Compensation Committee”) of the Board of Directors consists of three independent, outside directors and the committee has oversight responsibility for the compensation programs for the Company’s named executive officers as well as all other officers.  Stephen E. Glasgow, Louis E. Pauls, Jr., and E. J. Pederson serve as members of the Compensation Committee and Mr. Pauls serves as Chairman of the Committee.   The Compensation Committee’s report on executive compensation is included under the heading “Compensation Committee Report,” below.  The Compensation Committee held seven meetings during 2015, and its charter is available on the Company's website at www.nwlgi.com.

Executive Committee

The Executive Committee of the Board of Directors of NWLIC may exercise all of the authority of the NWLIC Board of Directors in the management of the business and affairs of the corporation, except where action of some or all members of the NWLIC Board of Directors is required by statute, the Amended and Restated Articles of Incorporation, the Amended and Restated Bylaws, or resolution of the Board.  Ross R. Moody, Kitty K. Nelson, and Brian M. Pribyl are members of the Executive Committee and Ross R. Moody, as NWLIC's Chairman of the Board, serves as Chairman of the Executive Committee.  During 2015, the Executive Committee held five meetings.

Investment Committee

The Investment Committee of the Board of Directors of NWLIC is comprised of two directors (and two Company officers) and has the responsibility for oversight of the Company’s investment transactions including compliance with investment guidelines approved by the full NWLIC Board of Directors.   Ross R. Moody, Stephen E. Glasgow, Charles D. Milos, and Patricia L. Scheuer are members of the Investment Committee.  Ross R. Moody, as NWLIC's Chairman of the Board serves as Chairman of the Investment Committee.  The Investment Committee held 12 meetings during 2015.

DIRECTOR NOMINATIONS

The Company is a “Controlled Company” as defined in NASDAQ Listing Rule 5615(c)(1) and is exempt from the requirement that its independent directors oversee the director nomination process.  Therefore, the Company’s Board of Directors in aggregate oversees the director nomination process.

In evaluating potential director candidates, the Board of Directors considers the appropriate balance of experience, skills, and characteristics required of the Board of Directors.  The Board of Directors selects director nominees based on their personal and professional integrity, depth and breadth of experience, ability to make independent analytical inquiries, understanding of and familiarity with our business, willingness to devote adequate attention and time to duties of the Board of Directors, and such other criteria as is deemed relevant by the Board of Directors.  The Company’s Board of Directors believes that the backgrounds and qualifications of the directors, considered as a group, should provide a diverse mix of experience, knowledge, viewpoints, and skills.  The Board of Directors considers the effectiveness of this policy and the effectiveness of the Board of Directors generally in the course of nominating directors for election.

In identifying potential director candidates, the Board of Directors relies on recommendations made by current directors and officers.  In addition, the Board of Directors may engage a third party search firm to identify and recommend potential candidates.  Finally, the Board of Directors will consider candidates recommended by stockholders.

Any stockholder wishing to recommend a director candidate for consideration by the Board of Directors in connection with the 2017 annual meeting of stockholders must provide written notice not later than January 6, 2017 to the Corporate Secretary at our principal executive offices located at 850 East Anderson Lane, Austin, Texas 78752.  Any such notice should clearly indicate that it is a recommendation of a director candidate by a stockholder and must set forth (i) the name, age, business address, and residence address of the recommended candidate, (ii) the principal occupation or employment of such recommended candidate, (iii) the class and number of shares of the corporation which are beneficially owned by such recommended candidate, (iv) a description of all understandings or arrangements between the stockholder and the recommended candidate and any other person or persons pursuant to which the recommendations are to be made by the stockholder, and (v) any other information relating to such recommended candidate that is required to be disclosed in solicitations of proxies for the election of directors.  In addition, such notice must contain (i) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting, (ii) the name and address, as they appear on the corporation’s books, of the stockholder proposing such nomination, (iii) the class and number of shares of the corporation that are beneficially owned by such stockholder, (iv) any material interest of the stockholder in such recommendation, and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in such stockholder’s capacity as proponent of a stockholder proposal.  Assuming that a stockholder recommendation contains the information required above, the Board of Directors will evaluate a candidate recommended by a stockholder by following substantially the same process, and applying substantially the same criteria, as for candidates identified through other sources.

DIRECTOR QUALIFICATIONS

NWLGI Director Nominees

Each candidate for director (whether or not recommended by a stockholder) must possess at least the following minimum qualifications:

•	Each candidate shall be prepared to represent the best interests of all of our stockholders and not just one particular constituency.

•	Each candidate shall be an individual who has demonstrated integrity, honesty, and ethics in his or her professional life.

•
Each candidate shall be prepared to participate fully in Board of Director activities, including attendance at, and active participation in, meetings of the Board of Directors and the committees of which he or she is a member, and not have any other personal or professional commitments that would, in the Board of Directors’ sole judgment, interfere with or limit his or her ability to do so.

•
Each candidate shall possess a general appreciation for the issues confronting a public company of our size and operational scope, including corporate governance concerns, the regulatory obligations of a public company, strategic business planning, competition in a global business economy, and basic concepts of corporate finance.

•	Each candidate shall be free of any legal or regulatory impediment to service on the Board of Directors.
In addition, the Board of Directors also considers it desirable that candidates possess the following qualities or skills:

•
Each candidate should have knowledge of insurance company regulations or of regulated industries in general, and be able to meet any specific qualifications imposed by regulators on insurance company executives and directors.

•
Each candidate should contribute to the Board of Director’s overall diversity – diversity being broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, such as gender, race, and ethnicity differences, as well as other differentiating characteristics.

•	Each candidate should contribute positively to the existing chemistry and collaborative culture among board members.

•	Each candidate should possess strategic contacts and involvement in business and civic affairs.
COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders may communicate with the Board of Directors or with specified individual directors by sending a letter to our Corporate Secretary, Rey Perez, at the following address: National Western Life Group, Inc., 850 East Anderson Lane, Austin, Texas 78752-1602.

Any such communication must contain (i) a representation that the stockholder is a holder of record of stock of the Company, (ii) the name and address, as they appear on the Company’s books, of the stockholder sending such communication, and (iii) the class and number of shares of the Company that are beneficially owned by such stockholder. The Corporate Secretary will forward such communications to the Board of Directors or the specified individual director to whom the communication is directed unless such communication is deemed unduly hostile, threatening, illegal, or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or to take appropriate legal action regarding such communication.

CODE OF ETHICS

The Company has adopted a Code of Ethics and Conduct for all directors, officers, and employees.  This Code is intended to comply with the requirement of the Federal Securities laws and the requirements of NASDAQ.  The Code of Ethics and Conduct has been posted to the Company’s website at www.nwlgi.com. We may satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or a waiver from, a provision of our Code of Ethics and Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions, by posting such information on our website where it is accessible through the same link noted above.

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 2015, Stephen E. Glasgow, Louis E. Pauls, Jr., and E. J. Pederson served as members of our Compensation Committee.  None of the members of our Compensation Committee is currently, or has been at any time since our formation, one of our officers or employees.

None of the Company’s executive officers serve as a member of the compensation committee of any company that has an executive officer serving on the Company’s Board of Directors.  In addition, none of the Company’s executive officers serve as a member of the board of directors of any company that has an executive officer serving as a member of the Company’s compensation and stock option committee.

Compensation Discussion and Analysis

On October 1, 2015, we completed our previously announced holding company reorganization which was approved by our shareholders at our 2015 Annual Meeting of Shareholders on June 19, 2015. As a result of the reorganization, NWLIC became a wholly owned subsidiary of NWLGI and NWLGI replaced NWLIC as the publicly held company. NWLIC continues to conduct the same operations as it did prior to the completion of the reorganization transaction and is the primary operating subsidiary of NWLGI.

The Company's Named Executive Officers, or NEOs, served as executive officers of NWLIC both before and after the date of the holding company reorganization. In addition, Mr. Ross R. Moody and Mr. Brian M. Pribyl also serve as executive officers of NWLGI. The compensation information described herein reflects compensation paid to the NEOs for their service to NWLIC and NWLGI, as applicable.

Purpose

This Compensation Discussion and Analysis (CD&A) is intended to explain to stockholders how the Company's compensation program is designed and how it operates with respect to our Named Executive Officers, or NEOs, (CEO, CFO, and the Company's three other most highly paid executives in 2015). It first describes our executive compensation philosophy and how we design our compensation program, with a discussion focusing on the main elements. We then detail and analyze the resultant compensation of our Named Executive Officers.

The Compensation Committee is appointed by and serves at the discretion of the NWLGI Board of Directors.  The Compensation Committee consists of three members who meet the independence requirements of the listing standards of NASDAQ.  The purpose of the Compensation Committee is to discharge the Board of Directors’ responsibilities for reviewing and establishing the compensation not just for the NEOs but for all of the Company’s officers. These compensation elements include base salary, annual incentive bonuses, discretionary bonuses and awards, stock option and stock appreciation right grants, and any other officer compensation arrangements. The Committee annually reviews and evaluates the executive compensation program to ensure that the program is aligned with the Company's compensation philosophy and performance.

To assist the Compensation Committee with its responsibilities, it is supported by NWLIC’s Human Resources, Legal, and Financial departments. The Compensation Committee may retain, and has retained, independent compensation consultants who report directly to the members of the Compensation Committee.  Meetings of the Compensation Committee are scheduled during the year with additional meetings on an as-necessary interim basis and include sessions without members of management present.  The Compensation Committee reports to the NWLGI Board of Directors on its actions and recommendations.

The Compensation Committee also considers the advice of Mr. Ross R. Moody, our Chairman, President and Chief Executive Officer, concerning executive officers and key employees other than himself.  Specifically, Mr. Ross R. Moody annually reviews the performance of key employees and each executive officer other than himself.  The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Compensation Committee.  The Board of Directors and the Compensation Committee exercise their discretion in setting compensation or in modifying any recommended adjustments or awards to executives.

Compensation Philosophy and Objectives

The Company’s overall philosophy in setting compensation policies is to align pay with performance while at the same time providing a competitive compensation that allows the Company to retain and attract talented individuals. Within this overall philosophy, the Compensation Committee has adopted several key principles to help guide compensation decisions for executive officers:

•	Provide a competitive total compensation package so the Company can attract, retain, and motivate talented individuals;

•
Tie compensation in part to overall Company financial performance through variable bonus awards so that executives are held accountable through their compensation for the performance of the business thus maintaining a certain amount of compensation at risk;

•	Tie compensation in part to the Company’s stock performance through stock options and stock appreciation rights to align executives’ interests with those of the Company’s stockholders; and

•
Maintain a committee of the Board of Directors independent of senior management that may engage independent compensation consultants as needed to review and establish compensation for executive officers.

Based upon our review of the executive compensation arrangements as detailed in the following sections, the Compensation Committee believes that the compensation program does not encourage executives to take unreasonable risks that may harm stockholder value. This is achieved by striking an appropriate balance between short-term and long-term incentives, using a diversity of metrics to assess performance under our incentive programs, placing caps on our incentive award payout opportunities, and using long-term incentives following equity practices that limit the potential for timing awards.

Elements of Executive Compensation

Officer compensation arrangements, including executive officers, are reviewed and approved annually by the Compensation Committee. The Compensation Committee focuses primarily on the following components in forming the total compensation package for each Company executive officer:

•	Base salary;

•	Annual cash incentive bonus based on Company performance versus predetermined targets;

•	Discretionary cash bonus based upon individual performance; and

•	Long-term incentive compensation in the form of stock appreciation rights, restricted stock units, and performance share units.
The mix of executive compensation elements is based upon a philosophy of correlating a portion of executive compensation with the Company’s financial results and stock performance thus putting a segment of executive officer annual and long-term compensation at-risk. This structure provides upside potential and downside risk for senior executive positions in recognition that these roles have greater influence on the Company’s performance.  The Compensation Committee believes that these factors, together with a balance of cash and equity awards, and short-term and long-term incentives, help ensure that our compensation program does not create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Consultant; Peer Group

To ensure that compensation levels are reasonably competitive with market rates, the Compensation Committee engages independent compensation consultants from time-to-time to conduct a survey of executive compensation in a defined group of companies comparable to NWLIC.  The surveyed companies are selected based on similar products and product lines, comparable financial size in terms of assets and revenues, and other known competitive factors.  Elements of this process were most recently completed during calendar years 2015, 2014, and 2010.  The primary focus of the surveys conducted by Towers Watson (2015) and Frederic W. Cook & Company, Inc. (2014 and 2010) was upon incentive compensation plan designs.  Excluding incentive compensation, the Compensation Committee’s practice has been to generally target base salaries between the 25th and 75th percentile range of the identified peer group.

For the most recent survey in 2015, the Company engaged independent compensation consultants, Towers Watson, to analyze NWLIC’s incentive compensation programs for officers relative to other comparable financial services companies.   The findings of this survey were incorporated into NWLIC’s various incentive compensation programs for officers for calendar year 2016. Previously, the Company had engaged independent compensation consultants, Frederic W. Cook & Company, Inc., to perform similar benchmarking studies and these findings were incorporated into prior year programs.

In addition to market information, the Compensation Committee also subjectively reviews and evaluates the level of performance of the Company and of each officer.  In approving salary and incentive compensation for individuals other than the President and Chief Executive Officer, the Compensation Committee considers recommendations from Mr. Ross R. Moody concerning the other Company officers incorporating such factors as individual performance, the scope and complexity of their current responsibilities, length of time in their current positions, value of the executive’s position to the market, and difficulty of replacement of the officer.  This evaluation focuses most heavily on the base salary levels for each officer.

Annual Incentive Compensation

For executive officer positions, the Compensation Committee has determined that annual incentive bonuses are an integral part of the executive’s compensation package as the cash bonuses create a direct link between executive compensation and individual and business performance.  Consequently, there are four bonus programs in effect which are reviewed and approved annually by the Compensation Committee.  The Compensation Committee has approved incentive bonus programs for 2016 incorporating the survey results mentioned previously.  The 2015 Bonus Programs were as follows:

•	Executive Officer Bonus Program

•	Domestic Marketing Officer Bonus Program

•	International Marketing Officer Bonus Program

•	Officer Bonus Program
Executive Officer Bonus Program.  The participants in the Executive Officer Bonus Program (“Executive Bonus”) during 2015 were the past Chairman and Chief Executive Officer (Mr. Robert L. Moody) and the current Chairman, President and Chief Executive Officer (Mr. Ross R. Moody).  In order to tie the compensation under the program with the Company’s financial performance, the Executive Bonus includes metrics associated with NWLIC’s annual sales performance, expense management, and profitability. In accordance with the program, the Compensation Committee set performance targets for each metric at various levels equating to various bonus level percentages as follows:

Financial Performance Metric	Bonus % Range*

Sales	0% to 28.5%
Expense Management	0% to 27.5%
Profitability	0% to 38.0%

*Max aggregate bonus is 75% of the participant’s base salary.

The sum of the achieved bonus percentages for each metric, subject to a maximum aggregate percentage of 75%, is applied to the base salary approved by the Compensation Committee for each participant to determine the earned bonus amount.  The profitability metric is based upon the Company’s audited financial statements for the year. Bonus awards are generally paid in the year following the annual financial performance concurrent with the completion of the Company’s audit of the year-end financial statements and approval of the award amounts by the Compensation Committee. Accordingly, the Executive Bonus payments made in 2015 were based upon the results achieved for 2014 financial performance metrics established by the Compensation Committee and the Executive Bonus payments earned based on 2015 financial performance were paid in March 2016.  The bonus percentage achieved under the program in 2015 was 64.5% of the participant's base salary.  The 2015 bonus percentage achieved was comprised of 11.0% for Sales, 27.5% for Expense Management, and 26.0% for Profitability as shown in the following table.

Financial Performance Metric	Target Level	Achieved Level	Bonus %

Annuity Sales	$800.0 million	$743.8 million	5.50%
International Life Sales	$26.0 million	$19.2 million	0.00%
Domestic Life Sales	$20.0 million	$18.5 million	5.50%
Total Sales Metric			11.00%
Expense Management	100% actual/target	84.5% actual/target	27.50%
Profitability	0.90 - 1.00% ROA	0.838% ROA	26.00%
Total Bonus Percentage			64.50%

For information regarding awards made in 2015 to our Named Executive Officers, see the Summary Compensation Table on page 23.

Domestic Marketing Officer Bonus Program.  Participants in the Domestic Marketing Officer Bonus Program (“Domestic Bonus”) are all NWLIC domestic marketing officers including assistant vice presidents, vice presidents, and the senior vice president.  As these individuals are most able to influence the outcome of NWLIC’s financial performance in terms of sales, the program is heavily weighted toward this metric.  The measures associated with this program include NWLIC’s annual sales performance, persistency of policies sold, and expense management.  These measures were incorporated into the program to award not only the amount of sales but the quality of sales and the ma nagement of the costs incurred to acquire the business sold.  Unlike the Executive Bonus, the Domestic Bonus metrics assume a targeted level of performance or “par” level to which the Compensation Committee assigned a targeted bonus percentage in order to reflect a disproportionate weighting of the potential bonus award toward the sales metric.  If the targeted par level for each metric is attained, the sum of the metrics is equal to a bonus percentage of 100% which is applied to the average weighted base salary of each vice president and senior vice president participant while one-half, or 50%, is applied to the average weighted base salary of each assistant vice president participant as approved by the Compensation Committee.  The performance metrics set by the Compensation Committee equating to various bonus level percentages under the program are as follows:

Financial Performance Metric	Par Bonus Level	Bonus % Range

Sales	80%	0% to no limit
Persistency	10%	0% to 15%
Expense Management	10%	0% to 16.0%

The Domestic Bonus also differs from the Executive Bonus in that the composite bonus percentage is not subject to a cap and bonus amounts may be advanced quarterly based upon the year-to-date results achieved.  Life insurance sales metric amounts under the program above the par level increase incrementally with an additional bonus percentage added for every increment of additional life insurance sales established by the Compensation Committee (annuity sales are subject to a cap).  However, if the aggregate sum of the three performance metrics exceeds 100%, the bonus award paid at the end of the calendar year is limited to 100% for each participant.  The bonus percentage above 100% is applied to the weighted average base salaries of all participants to create a pool which is paid out to participants in the subsequent calendar year based upon the recommendation of the Domestic Marketing senior vice president and subject to approval by the Chairman, President and Chief Executive Officer.  The Domestic Bonus percentage achieved under the program in 2015 was 65.0%. The 2015 bonus percentage achieved was comprised of 40.0% for Sales, 10.0% for Persistency, and 15.0% for Expense Management as shown in the following table.

Financial Performance Metric	Target Level	Achieved Level	Bonus %

Annuity Sales	$800.0 million	$743.8 million	20.00%
Domestic Life Sales	$20.0 million	$18.5 million	20.00%
Total Sales Metric			40.00%
Annuity Persistency	100.0%	101.2%	5.00%
Domestic Life Persistency	100.0%	100.5%	5.00%
Total Persistency Metric			10.00%
Expense Management	100% actual/target	81.0% actual/target	15.00%
Total Bonus Percentage			65.00%

For information regarding awards made in 2015 to our Named Executive Officers, see the Summary Compensation Table on page 23.

International Marketing Officer Bonus Program.  Participants in the International Marketing Officer Bonus Program (“International Bonus”) are all NWLIC international marketing officers including assistant vice presidents, vice presidents, and the senior vice president.  The International Bonus is identical in format to the Domestic Bonus with the exception that the metric targets established by the Compensation Committee are customized for the differences between the domestic and international lines of business.  The performance metrics set by the Compensation Committee equating to various bonus level percentages under the program are as follows:

Financial Performance Metric	Par Bonus Level	Bonus % Range

Sales	80%	0% to no limit
Persistency	10%	0% to 25%
Expense Management	10%	0% to 15%

All other features are similarly administrated. The International Bonus percentage achieved under the program in 2015 was 25.0%.  The 2015 bonus percentage achieved was comprised of 0.0% for Sales, 10.0% for Persistency, and 15.0% for Expense Management as shown in the following table.

Financial Performance Metric	Target Level	Achieved Level	Bonus %

International Life Sales	$26.0 million	$19.2 million	—%
Persistency	100.0%	100.0%	10.00%
Expense Management	100% actual/target	96.8% actual/target	15.00%
Total Bonus Percentage			25.00%

Officer Bonus Program.  Participants in the Officer Bonus Program (“Officer Bonus”) are all NWLIC officers not otherwise included in any of the other three officer bonus programs and include the Named Executive Officer positions of Senior Vice President, Chief Financial Officer and Treasurer (Mr. Brian Pribyl), the Senior Vice President, Mortgage Loans and Real Estate (Mr. Charles Milos), and the Senior Vice President, Chief Investment Officer (Ms. Patricia Scheuer).  The Officer Bonus is essentially comparable to the Executive Bonus, except for the bonus award percentages, incorporating three measurable performance metrics associated with NWLIC’s annual sales performance, expense management, and profitability.  Bonus award percentages for vice presidents in the Plan are one-half of the percentages for senior vice presidents while bonus award percentages for assistant vice presidents are one-quarter of the senior vice president bonus percentages.  In accordance with the program, the Compensation Committee set performance targets for each metric at various levels equating to various bonus level percentages as follows (senior vice president percentages shown):

Financial Performance Metric	Bonus % Range

Sales	0% to 13.5%
Expense Management	0% to 15.0%
Profitability	0% to 31.5%

The sum of the achieved bonus percentages for each metric, subject to a maximum aggregate percentage of 45.0%, 22.5% and 11.75% for senior vice presidents, vice presidents, and assistant vice presidents, respectively, is applied to the base salary for each participant approved by the Compensation Committee to determine the earned bonus amount.  Like the Executive Bonus, the profitability metric is based upon the Company’s audited financial statements for the year.  Bonus awards are generally paid in the year following the annual financial performance concurrent with the completion of the Company’s audit of the year-end financial statements and approval of the award amounts by the Compensation Committee.  Accordingly, the Senior Vice President Bonus payments in 2015 were primarily based upon the results achieved for 2014 financial performance metrics established by the Compensation Committee.  The bonus percentage for senior vice presidents achieved in 2015 under the program was 31.50%.  The 2015 senior vice president bonus percentage achieved is comprised of 3.0% for Sales, 15.0% for Expense Management, and 13.5% for Profitability as shown in the following table.

Financial Performance Metric	Target Level	Achieved Level	Bonus %

Annuity Sales	$900.0 million	$743.8 million	3.00%
International Life Sales	$27.0 million	$19.2 million	0.00%
Domestic Life Sales	$21.0 million	$18.5 million	0.00%
Total Sales Metric			3.00%
Expense Management	100% actual/target	84.5% actual/target	15.00%
Profitability	0.95 - 1.05% ROA	0.838% ROA	13.50%
Total Bonus Percentage			31.50%

For information regarding awards made in 2015 to our Named Executive Officers, see the Summary Compensation Table on page 23.

Discretionary Bonus Awards

The Compensation Committee considers from time-to-time circumstances which merit the need to recognize outstanding performance in the form of a discretionary bonus.  Although many of these situations may be deemed within the normal responsibilities of officers, the Compensation Committee on occasion may provide one-time recognition bonuses to identified officers where the demands of the situation and the results of the effort warrant such recognition. There were no discretionary bonuses awarded in 2015.

Long-Term Incentive Compensation

Under the Company’s 1995 Stock and Incentive Plan and 2008 Incentive Plan, the Compensation Committee provides Company officers with long-term incentive awards through grants of stock options or stock appreciation rights (“SARs”) directly aligning the interest of the officers with stockholder interests.  The stock options and SARs have a graded five-year vesting period that begins on the third anniversary date of the grant in order to promote a long-term perspective and to encourage key employees to remain at the Company.  All options and SARs to date have been granted at the fair market value of the Company’s Class A Stock on the date of the grant.  The Compensation Committee believes that stock options and SARs are inherently performance-based and a form of at-risk compensation since the recipient does not benefit unless the Company’s common stock price subsequently rises.

The Compensation Committee is responsible for determining the recipients of the grants, when the grants should be made, and the number of shares to be granted.  The size of the awards generally reflect each officer’s position relative to other officers in the Company with consideration to total compensation targets obtained from the peer group information previously discussed.  In addition, as is the case with base salaries, the Compensation Committee considers the grant recommendations of the Chairman, President and Chief Executive Officer for other Company officers.

The Compensation Committee may consider granting stock options at any time but generally coordinates the issuance of grants concurrent with its annual review of officer compensation.  There were no stock options or SARs granted during 2015.

The general practice of the Compensation Committee has been to make grant awards every two to four years. Prior to 2015, the last grant awards were made in December 2013 and the four previous grant awards were made in December 2011, February 2009, April 2008, and April 2004.

The Compensation Committee has followed a practice of allocating grant awards based upon the level of the officer receiving the award with each officer level receiving an identified proportionate share.  Historically, the Chairman of the Board and Chief Executive Officer has been allotted 25% to 35% of the total grant award.  Officers at the senior vice president level receive the same number of grant awards while officers at the vice president and assistant vice president levels receive the same number of grant awards, respectively, although at a lesser amount than that of the senior vice presidents.

Retirement and Other Benefits

NWLIC’s executive officers are eligible to participate in the health and welfare, 401(k), and defined benefit retirement benefit plans that are offered to other company employees (NWLIC’s qualified defined benefit pension plan was frozen as of December 31, 2007).  In addition, if eligible, executive officers may participate in the following plans:

Group Excess Benefit Plan

Company officers at the senior vice president level and above, including named executive officers, as well as those hired or promoted to the vice president level prior to May 1, 2007, are eligible to participate in a group excess benefit plan which supplements NWLIC’s core medical insurance plan.  Administered by an affiliated third party insurer, the group excess benefit plan provides coverage for co-pays, deductibles, and other out-of-pocket expenses not covered by the core medical insurance plan.  Offering such a plan to the selected company officer levels is viewed as a key component of the overall compensation strategy for attracting and retaining talented executive officers.  The benefits provided to each named executive officer are reported in the “All Other Compensation Column” of the Summary Compensation Table.

Non-Qualified Defined Benefit Plan

This plan covers those officers of NWLIC who were in a senior vice president position or above prior to 1991.  The plan provides retirement benefits to those individuals affected by the revisions to NWLIC’s qualified defined benefit pension plan precipitated by the limitations imposed by Internal Revenue Code Section 401(a)(17) and 415.  As of December 31, 2015 and 2014, the active officers participating in this plan were Mr. Robert L. Moody and Mr. Charles Milos.  Benefits associated with this plan are disclosed in the Pension Benefits table in the Pension Benefits section.

Non-Qualified Deferred Compensation Plan

This plan allows NWLIC senior officers, including named executive officers, to defer payment of a percentage of their compensation and to provide for up to a 2% matching and 2% profit sharing contribution on plan compensation that exceeds certain qualified plan limits, and additional NWLIC discretionary matching contribution of up to 2% of plan compensation.  Company contributions are subject to a vesting schedule based upon each officer’s years of service. Benefit information associated with this plan is disclosed in the Non-Qualified Deferred Compensation table below and NWLIC contributions are included in the “All Other Compensation” column in the Summary Compensation Table. Robert L. Moody did not participate in this plan.

Non-Qualified Defined Benefit Plan for Robert L. Moody

This plan specifically covers Mr. Robert L. Moody and is intended to supplement the retirement benefits of the Non-Qualified Defined Benefit Plan, mentioned above, that were limited by the American Jobs Creation Act of 2004.  Mr. Moody’s benefits associated with this plan are disclosed in the Pension Benefits table in the Pension Benefits section.

Non-Qualified Defined Benefit Plan for the President of National Western Life Insurance Company

Similar to the immediately preceding plan, this plan specifically covers the NWLIC’s President, Mr. Ross R. Moody, and is intended to provide retirement benefits that comply with the American Jobs Creation Act of 2004.  Mr. Moody’s benefits associated with this plan are disclosed in the Pension Benefits table in the Pension Benefits section.

National Western Life Insurance Company Retirement Bonus Program for Robert L. Moody

This program provides an annual payment to Mr. Robert L. Moody equal to 2% of his compensation and is not correlated in any manner to individual or Company performance. For reporting and disclosure purposes, the payment earned in 2015 and paid in 2016 is included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation table for 2015.

Postretirement Benefits

The Company’s basic health plan and group excess benefit plan have a provision for individuals serving in the positions of Chairman of the Board or President for seven years or more subsequent to 1980 to continue to receive lifetime health benefits for themselves and their dependents upon retirement.  Mr. Robert L. Moody and Mr. Ross R. Moody currently meet this eligibility criteria.

Perquisites and Other Personal Benefits

The Compensation Committee periodically reviews executive officer perquisites and other benefits based upon information supplied to it by NWLIC’s Human Resources, Legal, and Financial departments.  In addition to base salaries and annual and long-term bonus incentives, the Company provides its executive officers with certain and varying perquisites and benefits.

The perquisites and personal benefits provided to each named executive officer are reported in the “All Other Compensation Column” of the Summary Compensation Table included in this Compensation Discussion and Analysis and are described in further detail in the footnotes to that table.

Stock Ownership Guidelines

The Company does not require that its directors be stockholders.  The Compensation Committee is satisfied that the long-term incentive compensation offered to directors and officers in the form of stock options, SARs, RSUs, and PSUs adequately aligns this group’s interest with those of the Company’s stockholders.

Employment Agreements

The Company does not generally utilize employment agreements with its executive officers or other employees.  The Company’s practice has been to issue offer letters to executive officer candidates when recruited to their positions.  In addition to outlining the executive officer’s responsibilities, each offer letter specifies the beginning base salary and eligibility for any additional compensation programs overseen by the Compensation Committee.  Except as noted below regarding Mr. Ross R. Moody, the Company does not have any contractual obligations to its executive officers for severance payments in connection with any termination or change-in-control.

In December 2015, we entered into a Change in Control & Severance Agreement with Mr. Ross R. Moody. The term of the agreement for involuntary termination without cause or disability ends two years from the effective date (December 21, 2015) and ends on the third anniversary following a change in control, as defined in the agreement, for termination of employment following a change in control (discussed below under "Potential Payments Upon Termination or Change in Control"), unless terminated earlier pursuant to the terms of the agreement. Mr. Moody's annual base salary has been $896,275, and during the employment period he is eligible for an annual cash bonus, with a target annual bonus opportunity of 75% of his annual base salary, conditioned on the attainment of certain performance conditions and the discretion of the Compensation and Stock Option Committee. During the employment period, Mr. Moody will receive employee benefits on a basis no less favorable than those provided to our other senior executives, including participation in the Company's Incentive Plan. Mr. Moody was not granted any stock options or stock appreciation rights in 2015, but he is eligible to receive grants and awards under the Company's 2008 Incentive Plan and the Incentive Plan. Mr. Moody is also eligible to receive certain severance benefits, including enhanced severance benefits if there is a qualifying termination of employment within three years following a "change in control." See below under "Potential Payments Upon Termination or Change in Control" for a description of the severance benefits Mr. Moody would have been eligible to receive as of December 31, 2015.

Financial Restatements

The Compensation Committee has not formally adopted a policy with respect to whether retroactive adjustments to any form of compensation paid under arrangements for executive officers will be made where the prior payment was related to financial results of the Company that are subsequently restated.  As this situation has not previously been experienced, the Compensation Committee believes that such an issue is best addressed at the time it occurs and all facts and circumstances surrounding the restatement are known.

Tax and Accounting Treatment of Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for non-performance based compensation over $1 million paid in any one year to each of the individuals who were, at the end of the year, the corporation’s chief executive officer and the four other most highly compensated executive officers.  Except for the Chairman, President and Chief Executive Officer of the Company, the levels of non-performance based salary, bonus, and other compensation paid do not typically exceed this level.

The Compensation Committee reserves the right to award compensation to executive officers that may not qualify under Section 162(m) as deductible compensation, however, it will continue to consider all elements of cost to the Company of providing such compensation, including the potential impact, if any, of Section 162(m).

The Company accounts for long-term incentive compensation in the form of stock options and SARs to executive officers under GAAP guidance which requires the Company to estimate and expense each award of equity compensation over the service period of the award.  Other accounting guidance requires that cash compensation be recorded as an expense at the time the obligation is accrued.

Equity Compensation Plan Information at December 31, 2015

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#) (a)	Weighted-average exercise price of outstanding options, warrants and rights ($) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#) (c)

Equity compensation plans approved by security holders	27,768	243.26	291,000

Equity compensation plans not approved by security holders	—	—	—
Total	27,768	243.26	291,000

Compensation Committee Report

The Compensation Committee has reviewed each element of executive officer compensation and believes that the compensation philosophy and practices are designed to serve the best interests of the Company and its stockholders. The Compensation Committee also believes that the compensation of the Company’s executive officers is both appropriate and consistent with the objectives set by this committee.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth with the Company’s management.  Based on its reviews and discussions, the Compensation Committee approved and recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.

Submitted by the Compensation Committee of the Board of Directors

Louis E. Pauls, Jr., Chairman
Stephen E. Glasgow
E. J. Pederson

This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that NWLGI specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by, or paid to the Company’s Named Executive Officers for the years ended December 31, 2015, 2014, and 2013.

Name and Principal Position	Year	Salary (a)	Option/SAR Awards (b)	Non-Equity Incentive Plan Compensation		Change in Pension Value and Nonqualified Deferred Compensation Earnings (e)	All Other Compensation (f)	Total

Robert L. Moody	2015	$1,081,967	—	$640,652	(c)	$3,461,762	$1,133,529	$6,317,910
Chairman of the Board	2014	1,900,030	—	1,297,947		(135,103)	977,864	4,040,738
and Chief Executive	2013	1,847,522	739,484	1,294,314		(1,855,788)	966,253	2,991,785
Officer(1)

Ross R. Moody	2015	971,612	—	578,097	(c)	1,023,325	87,124	2,660,158
President and Interim Chief	2014	858,842	—	553,719		624,228	80,683	2,117,472
Executive Officer(1)	2013	811,966	520,536	538,984		(136,888)	78,709	1,813,307

Brian M. Pribyl	2015	321,686	—	95,465	(d)	28,486	40,771	486,408
Senior Vice President,	2014	299,423	—	83,528		34,074	46,770	463,795
Chief Financial Officer	2013	291,649	82,639	74,854		(18,689)	32,988	463,441
and Treasurer

Charles D. Milos	2015	310,826	—	80,403	(d)	291,860	71,709	754,798
Senior Vice President,	2014	291,822	—	70,349		183,210	45,451	590,832
Mortgage Loans and Real Estate	2013	277,649	170,218	63,167		(22,465)	43,948	532,517

S. Christopher Johnson	2015	178,260	—	111,577	(d)	—	26,135	315,972
Senior Vice President,	2014	171,657	—	167,904		—	32,529	372,090
Chief Marketing Officer	2013	167,471	82,639	265,441		—	21,093	536,644

Patricia L. Scheuer	2015	270,709	—	82,114		59,625	27,543	439,991
Senior Vice President,	2014	254,320	—	71,845		54,896	24,961	406,022
Chief Investment Officer	2013	247,634	87,580	64,384		(42,028)	16,777	374,347

Note: Columns with no data have been omitted.

(1) Mr. Robert L. Moody ceased serving as NWLGI's Chief Executive Officer on June 19, 2015 and Mr. Ross R. Moody became Interim Chief Executive Officer.

(a)
The 2015 amounts in this column include Company and subsidiary Board of Director fees of $41,000 for Mr. Robert L. Moody, $7,250 for Mr. Pribyl, $45,750 for Mr. Ross R. Moody, $46,000 for Mr. Milos, and $250 for Ms. Scheuer.

(b)
Grant date fair value computed in accordance with FASB ASC Topic 718.  A discussion of the assumptions underlying the calculations can be found in Note 10 to our Consolidated Financial Statements in our Form 10-K for the fiscal year ended December 31, 2015.

(c)
The amounts for Mr. Robert L. Moody and Mr. Ross R. Moody represent bonuses earned under the 2015 Executive Officer Bonus Program.  Also included in Mr. Robert L. Moody’s amount is $32,926 representing the bonus earned under the NWLIC Retirement Bonus Program.

(d)
The amount for Mr. Pribyl, Mr. Milos, and Ms. Scheuer represents the bonus earned under the 2015 Officer Bonus Program.  The amount for Mr. Johnson represents the bonus earned under the 2015 Domestic Marketing Officer Bonus Program.

(e)
The amounts in this column represent the change in the accumulated pension benefit under the Company’s qualified defined benefit plan for Mr. Pribyl and Ms. Scheuer and the change in the accumulated pension benefit under the Company’s qualified and non-qualified defined benefit plans for Messrs. Robert L. Moody, Ross R. Moody, and Charles D. Milos. For a discussion of the assumptions made in the calculation of these amounts, refer to the Notes to Consolidated Financial Statements section of the Annual Report on Form 10-K.

(f)	The amounts in this column include the items summarized in the following table:

All Other Compensation

Name and Principal Position	Year	Company Paid Benefit Premiums (1)	Excess Benefit Claims Paid (2)	Company Contributions To Savings Plans (3)	Company Paid Taxes/ Insurance		Other Perquisites		Total All Other Compensation

Robert L. Moody	2015	$6,634	$188,703	$—	$880,477	(4)	$57,715	(5)	$1,133,529
Chairman of the	2014	6,294	53,096	—	880,043		38,431		977,864
Board and Chief	2013	5,995	46,660	—	871,084		42,514		966,253
Executive Officer(1)

Ross R. Moody	2015	6,065	10,755	57,848	—		12,456	(6)	87,124
President and Interim Chief	2014	5,771	4,393	59,034	—		11,485		80,683
Executive Officer(1)	2013	5,506	15,832	45,886	—		11,485		78,709

Brian M. Pribyl	2015	12,293	5,387	22,391	—		700	(7)	40,771
Senior Vice President,	2014	11,852	14,392	19,826	—		700		46,770
Chief Financial	2013	11,304	5,725	15,259	—		700		32,988
Officer and Treasurer

Charles D. Milos	2015	12,293	35,661	20,701	—		3,054	(8)	71,709
Senior Vice President,	2014	11,852	11,625	18,586	—		3,388		45,451
Mortgage Loans and Real Estate	2013	11,304	13,453	14,243	—		4,948		43,948

S. Christopher Johnson	2015	12,293	1,005	12,137	—		700	(7)	26,135
Senior Vice President,	2014	11,852	5,883	14,094	—		700		32,529
Chief Marketing Officer	2013	9,961	1,493	8,939	—		700		21,093

Patricia L. Scheuer	2015	6,065	4,255	16,523	—		700	(7)	27,543
Senior Vice President,	2014	5,771	3,385	15,105	—		700		24,961
Chief Investment Officer	2013	5,506	3,285	7,286	—		700		16,777

(1) Mr. Robert L. Moody ceased serving as the Company's Chief Executive Officer on June 19, 2015 and Mr. Ross R. Moody became Interim Chief Executive Officer.

(1)	NWLIC provides its officers additional compensation equivalent to the premiums for health, dental, and accidental death and dismemberment coverage offered to all employees.

(2)	The amounts in this column represent claims paid under NWLIC’s Group Excess Benefit Program.

(3)	The amounts in this column represent NWLIC contributions to NWLIC’s qualified and non-qualified savings plans. NWLIC’s 401(k) plan is available to all employees with the same contribution criteria.

(4)
Mr. Robert L. Moody contributed a life interest in a trust estate to NWLIC as a capital contribution in 1964.  NWLIC, in turn, issued term policies on the life of Mr. Moody in excess of the amount of the asset contributed which excess was assigned to Mr. Moody.  The value of the excess amount of insurance was $511,117 in 2015 and represents additional compensation to Mr. Moody.  In addition, NWLIC reimburses Mr. Moody the applicable taxes associated with this benefit which was $369,360 in 2015.

(5)	Mr. Robert L. Moody’s amounts in this column include $57,015 for Office of the Chairman expenses and $700 in gifts.

(6)	Mr. Ross R. Moody’s amounts in this column include $4,430 for car expense, $5,885 for tax preparation fees, $741 in membership dues, and $1,400 in officer and director gifts.

(7)	Mr. Pribyl’s, Mr. Johnson's, and Ms. Scheuer's amounts in this column include $700 in officer gifts.

(8)	Mr. Milos’s amounts in this column include $1,654 for car expense and $1,400 in officer and director gifts.

Grants of Plan-Based Awards

The following table provides information regarding grants under NWLIC’s 2015 Executive Officer Bonus Program, Officer Bonus Program, and Domestic Marketing Officer Bonus Program for the executive officers named in the Summary Compensation Table.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)
Name	Threshold ($)	Target ($)	Maximum (b) ($)

Robert L. Moody
2015 Executive Officer Bonus Program:
International life sales	51,821	70,666	89,510
Domestic life sales	51,821	70,666	89,510
Annuities sales	51,821	70,666	89,510
Expense management	141,331	211,997	259,107
Company profitability	207,286	282,663	358,039

Ross R. Moody
2015 Executive Officer Bonus Program:
International life sales	49,295	67,221	85,146
Domestic life sales	49,295	67,221	85,146
Annuities sales	49,295	67,221	85,146
Expense management	134,441	201,662	246,476
Company profitability	197,181	268,883	340,585

Brian M. Pribyl
2015 Officer Bonus Program:
International life sales	9,092	11,365	13,638
Domestic life sales	9,092	11,365	13,638
Annuities sales	9,092	11,365	13,638
Expense management	17,047	22,730	28,412
Company profitability	40,914	68,190	95,465

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)
Name	Threshold ($)	Target ($)	Maximum (b) ($)

Charles D. Milos
2015 Officer Bonus Program:
International life sales	7,657	9,572	11,486
Domestic life sales	7,657	9,572	11,486
Annuities sales	7,657	9,572	11,486
Expense management	14,358	19,144	23,930
Company profitability	34,458	57,431	80,403

S. Christopher Johnson
2015 Domestic Marketing Officer Bonus Program:
Domestic life sales	21,457	85,829	No limit
Annuity sales	34,332	51,497	77,246
Domestic life persistency	2,146	8,583	13,733
Annuity persistency	2,146	8,583	13,733
Expense management	4,291	17,166	25,749

Patricia L. Scheuer
2015 Officer Bonus Program:
International life sales	7,820	9,775	11,731
Domestic life sales	7,820	9,775	11,731
Annuities sales	7,820	9,775	11,731
Expense management	14,663	19,551	24,439
Company profitability	35,192	58,653	82,114

Note: Columns with no data have been omitted.

(a)
Amounts that have been or are expected to be paid in 2016 pertaining to the 2015 programs are reflected in the Summary Compensation Table. The 2015 program bonus amounts are based upon the base salary reflected in the applicable program addendums.

(b)	Although the Executive Officer and Officer Bonus Programs have stated maximums per program component, the aggregate bonus amount cannot exceed 75% and 45%, respectively, of base salaries.

Outstanding Equity Awards at December 31, 2015

The following table provides information regarding outstanding stock options and SARs held by the executive officers named in the Summary Compensation Table as of December 31, 2015.

	Option/SAR Awards
Name	Number of Securities Underlying Options/SARs Exercisable (#)		Number of Securities Underlying Unexercised Options/SARs Unexercisable (#)	Option/SAR Exercise Price ($)	Option/SAR Expiration Date

Robert L. Moody Grants:
04/18/2008	7,500	*	—	255.13	04/18/2018
06/20/2008 (director)	1,000	*	—	208.05	06/20/2018
02/19/2009 (director)	1,000	*	—	114.64	02/19/2019
02/19/2009	6,000		1,500	114.64	02/19/2019
12/14/2011	3,000		4,500	132.56	12/14/2021
12/14/2011 (director)	800		200	132.56	12/14/2021
12/11/2013	—		7,500	210.22	12/11/2023
12/11/2013 (director)	400		600	210.22	12/11/2023

Ross R. Moody Grants:
04/18/2008	5,518	*	—	255.13	04/18/2018
06/20/2008 (director)	1,000	*	—	208.05	06/20/2018
02/19/2009 (director)	1,000	*	—	114.64	02/19/2019
02/19/2009	4,415		1,103	114.64	02/19/2019
12/14/2011	2,208		3,310	132.56	12/14/2021
12/14/2011 (director)	800		200	132.56	12/14/2021
12/11/2013	—		5,000	210.22	12/11/2023
12/11/2013 (director)	400		600	210.22	12/11/2023

Brian M. Pribyl Grants:
04/18/2008	1,000	*	—	255.13	04/18/2018
02/19/2009	200		200	114.64	02/19/2019
12/14/2011	400		600	132.56	12/14/2021
12/11/2013	—		1,000	210.22	12/11/2023

Charles D. Milos Grants:
04/18/2008	1,000	*	—	255.13	04/18/2018
06/20/2008 (director)	1,000	*	—	208.05	06/20/2018
02/19/2009 (director)	1,000	*	—	114.64	02/19/2019
02/19/2009	800		200	114.64	02/19/2019
12/14/2011	400		600	132.56	12/14/2021
12/14/2011 (director)	800		200	132.56	12/14/2021
12/11/2013	—		1,000	210.22	12/11/2023
12/11/2013 (director)	400		600	210.22	12/11/2023

	Option/SAR Awards
Name	Number of Securities Underlying Options/SARs (#) Exercisable		Number of Securities Underlying Unexercised Options/SARs (#) Unexercisable	Option/SAR Exercise Price ($)	Option/SAR Expiration Date

S. Christopher Johnson Grants:
04/18/2008	1,000	*	—	255.13	04/18/2018
02/19/2009	—		200	114.64	02/19/2019
12/14/2011	400		600	132.56	12/14/2021
12/11/2013	—		1,000	210.22	12/11/2023

Patricia L. Scheuer Grants:
04/18/2008	1,000	*	—	255.13	4/18/2018
02/19/2009	—		200	114.64	2/19/2019
12/14/2011	200		600	132.56	12/14/2021
12/11/2013	—		1,000	210.22	12/11/2023

Note: Columns with no data have been omitted.
(*) - Fully vested.
Officer stock options and SARs vest 20% annually following three full years of service to the Company from the date of grant.  Stock options and SARs granted to members of the Board of Directors vest 20% annually following one full year of service to the Company from the date of grant.  Accordingly, the unexercisable options and SARs shown in the previous table are scheduled to vest during the following years:

	2016	2017	2018	2019	2020 to 2023	Total Unexercisable

Robert L. Moody Grants:
02/19/2009	1,500	—	—	—	—	1,500
12/14/2011	1,500	1,500	1,500	—	—	4,500
12/14/2011 (director)	200	—	—	—	—	200
12/11/2013	1,500	1,500	1,500	1,500	1,500	7,500
12/11/2013 (director)	200	200	200	—	—	600

Ross R. Moody Grants:
02/19/2009	1,103	—	—	—	—	1,103
12/14/2011	1,104	1,103	1,103	—	—	3,310
12/14/2011 (director)	200	—	—	—	—	200
12/11/2013	1,000	1,000	1,000	1,000	1,000	5,000
12/11/2013 (director)	200	200	200	—	—	600

Brian M. Pribyl Grants:
02/19/2009	200	—	—	—	—	200
12/14/2011	200	200	200	—	—	600
12/11/2013	200	200	200	200	200	1,000

	2016	2017	2018	2019	2020 to 2023	Total Unexercisable

Charles D. Milos Grants:
02/19/2009	200	—	—	—	—	200
12/14/2011	200	200	200	—	—	600
12/14/2011 (director)	200	—	—	—	—	200
12/11/2013	200	200	200	200	200	1,000
12/11/2013 (director)	200	200	200	—	—	600

S. Christopher Johnson Grants:
02/19/2009	200	—	—	—	—	200
12/14/2011	200	200	200	—	—	600
12/11/2013	200	200	200	200	200	1,000

Patricia L. Scheuer Grants:
02/19/2009	200	—	—	—	—	200
12/14/2011	200	200	200	—	—	600
12/11/2013	200	200	200	200	200	1,000

Option Exercises and Stock Vested

The following table sets forth information regarding stock option and SAR exercises by the executive officers named in the Summary Compensation Table for the year ended December 31, 2015.  The Company does not have stock award plans with stock awards subject to vesting.

Option Awards
Name	Number of Shares Exercised (#)	Value Realized On Exercise ($)

Robert L. Moody	—	—

Ross R. Moody	—	—

Brian M. Pribyl	—	—

Charles D. Milos	—	—

S. Christopher Johnson	800	100,384

Patricia L. Scheuer	400	53,288

Note: Columns with no data have been omitted.

Pension Benefits

The following table provides information regarding benefits under NWLIC’s Pension Plan, Non-Qualified Defined Benefit Plan, Non-qualified Defined Benefit Plan for Robert L. Moody, and Non-Qualified Defined Benefit Plan for the President of National Western Life Insurance Company (NWLIC).

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Robert L. Moody	NWLIC Pension Plan	44	1,249,368	153,509

	NWLIC Grandfathered
	Non-Qualified
	Defined Benefit Plan	45	5,804,993	713,258

	NWLIC Non-Qualified
	Defined Benefit Plan for
	Robert L. Moody	45	15,058,441	1,715,423

Ross R. Moody	NWLIC Pension Plan	17	448,632	—

	Non-Qualified Defined
	Benefit Plan for the
	President of NWLIC	25	2,277,829	—

Brian M. Pribyl	NWLIC Pension Plan	7	217,153	—

Charles D. Milos	NWLIC Pension Plan	25	604,365	49,152

	NWLIC Grandfathered	28	634,907	—
	Non-Qualified
	Defined Benefit Plan

	NWLIC Non-Qualified	28	643,023	—
	Defined Benefit Plan

S. Christopher Johnson	NWLIC Pension Plan	—	—	—

Patricia L. Scheuer	NWLIC Pension Plan	15	474,281	—

Note: Columns with no data have been omitted.

Pension Plan. The qualified defined benefit plan covers substantially all employees and officers of NWLIC and provides benefits based on the participant’s years of service and compensation.  The company makes annual contributions to the plan that complies with the minimum funding provisions of the Employee Retirement Income Security Act.  Annual pension benefits for those employees who became eligible participants prior to January 1, 1991, are generally calculated as the sum of the following:

(a)50% of the participant’s final 5-year average annual eligible compensation at December 31, 1990, less 50% of their primary social security benefit determined at December 31, 1990; this net amount is then prorated for less than 15 years of benefit service at normal retirement date.  This result is multiplied by a fraction which is the participant’s years of benefit service at December 31, 1990, divided by the participant’s years of benefit service at normal retirement date.
(b)1.5% of the participant’s eligible compensation earned during each year of benefit service after December 31, 1990 and through December 31, 2007.

Annual pension benefits for those employees who become eligible participants on or subsequent to January 1, 1991, are generally calculated as 1.5% of their compensation earned during each year of benefit service through December 31, 2007.

On October 19, 2007, NWLIC’s Board of Directors approved an amendment to freeze the Pension Plan as of December 31, 2007.  The freeze ceased future benefit accruals to all participants and closed the Plan to any new participants.  In addition, all participants became immediately 100% vested in their accrued benefits as of that date.  Accordingly future pension expense is projected to be minimal.

Non-Qualified Defined Benefit Plan.   This plan covers officers of NWLIC who were in the position of senior vice president or above prior to 1991.  The plan provides benefits based on the participant’s years of service and compensation.  No minimum funding standards are required.

The benefit to be paid pursuant to this plan to a participant, other than the Chairman of the Company, who retires at his normal retirement date shall be equal to (a) minus (b) minus (c), but the benefit may not exceed (d) minus (b) where:

(a)is the benefit which would have been payable at the participant’s normal retirement date under the terms of the Pension Plan as of December 31, 1990, as if that plan had continued without change and without regard to Internal Revenue Code Section 401(a) (17) and 415 limits, and,
(b)is the benefit which actually becomes payable under the terms of the Pension Plan at the participant’s normal retirement date, and,
(c)is the actuarially equivalent life annuity which may be provided by an accumulation of 2% of the participant’s compensation for each year of service on and after January 1, 1991, accumulated at an assumed interest rate of 8.5% to the participant’s normal retirement date, and,
(d)is the benefit which would have been payable at the participant’s normal retirement date under the terms of the Pension Plan as of December 31, 1990, as if that plan had continued without change and without regard to Internal Revenue Code Section 401(a)(17) and 415 limits, except that the proration over 15 years shall instead be calculated over 30 years.

The former Chairman of the Company, Robert L. Moody, is currently receiving in-service benefits from this plan.  The benefit that Mr. Moody began receiving as of his normal retirement date pursuant to the plan was equal to (a) minus (b) minus (c) where:

(a)was his years of service (up to 45), multiplied by 1.66667%, and then multiplied by the excess of his eligible compensation over his primary social security benefit under the terms of the Pension Plan as of December 31, 1990, as if that plan had continued without change and without regard to Internal Revenue Code Section 401(a) (17) and 415 limits, and,
(b)was the benefit payable to him under the terms of the Pension Plan, and,
(c)was the actuarially equivalent life annuity provided by an accumulation of 2% of his compensation for each year of service on and after January 1, 1991, accumulated at an assumed interest rate of 8.5% to his normal retirement date.

This benefit was increased for additional service and changes in eligible compensation through December 31, 2004.  The benefit was frozen as of December 31, 2004 in connection with plan changes required by the American Jobs Creation Act of 2004.

Non-Qualified Defined Benefit Plan for Robert L. Moody.  This plan covers the former Chairman of the Company, Robert L. Moody, and is intended to provide for post-2004 benefit accruals that mirror and supplement the pre-2005 benefit accruals under the previously discussed Non-Qualified Defined Benefit Plan, while complying with the American Jobs Creation Act of 2004.  No minimum funding standards are required.  The annual benefit paid to Mr. Robert L. Moody on an in-service basis effective July 1, 2005 was equal to (a) minus (b) minus (c) where:

(a)was his years of service on his normal retirement date, multiplied by 1.66667%, and then multiplied by the excess of his eligible compensation over his primary social security benefit under the terms of the Pension Plan as of December 31, 1990, as if that plan had continued without change and without regard to Internal Revenue Code Section 401(a) (17) and 415 limits, less the actuarially equivalent life annuity which may be provided by an accumulation of 2% of his compensation for each year of service on and after January 1, 1991, accumulated at an assumed interest rate of 8.5% to his normal retirement date, and, multiplied by the ratio of his years of service on July 1, 2005 to his years of service on his normal retirement date, multiplied by the ratio of his eligible compensation as of July 1, 2005 to his eligible compensation as of his normal retirement date, and,
(b)was the benefit payable to him under the terms of the Pension Plan as of July 1, 2005, and,
(c)was the benefit payable to him under the terms of the Non-Qualified Defined Benefit Plan as of December 31, 2004.

Subsequent to July 1, 2005, the annual benefit was increased monthly for additional service and changes in eligible compensation.

Non-Qualified Defined Benefit Plan for the President of National Western Life Insurance Company.   This plan covers the President of NWLIC and is intended to provide benefit accruals that comply with the American Jobs Creation Act of 2004.  No minimum funding standards are required.

The annual benefit to be paid to the President of NWLIC who retires at his normal retirement date shall be equal to (a) minus (b) minus (c) where:

(a)equals his years of service (up to 45), multiplied by 1.66667%, and then multiplied by the excess of his eligible compensation over his primary social security benefit under the terms of the Pension Plan as of December 31, 1990, as if that plan had continued without change and without regard to Internal Revenue Code Section 401(a) (17) and 415 limits, and,
(b)equals the actuarially equivalent life annuity provided by an accumulation of 2% of his compensation for each year of service on and after his date of hire, accumulated at an assumed interest rate of 8.5% to his normal retirement date, and,
(c)equals the benefit actually payable to him under the terms of the Pension Plan.

The plan provides for a monthly in-service benefit if the President of NWLIC continues employment after his normal retirement date.

Non-Qualified Deferred Compensation

The following table provides information regarding NWLIC’s non-qualified deferred compensation plan for the executive officers named in the Summary Compensation Table as of December 31, 2015.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year (a) ($)	Aggregate Earnings in Last Fiscal Year (b) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End (c) ($)

Robert L. Moody	—	—	—	—	—

Ross R. Moody	56,466	47,542	(4,086)	—	1,659,767

Brian M. Pribyl	12,694	10,049	(18,016)	—	321,289

Charles D. Milos	15,302	10,028	10,631	—	962,204

S. Christopher Johnson	18,395	4,515	2,621	—	277,986

Patricia L. Scheuer	21,340	6,899	(805)	—	284,072

Note: Columns with no data have been omitted.

(a)	NWLIC contributions are reflected in the “All Other Compensation” column in the Summary Compensation Table and are not additional earned compensation.

(b)	The investment options under the plan consist of a selection of mutual funds identical to those available to all employees through the 401(k) plan.

(c)
Balances in the plan are settled in cash upon the termination event selected by the officer and distributed either in a lump sum or in annual installments. Deferred amounts represent unsecured obligations of the Company.

Potential Payments Upon Termination or Change in Control

Other than the Company’s 1995 Stock and Incentive Plan, 2008 Incentive Plan, and Ross R. Moody's Change in Control & Severance Agreement, the Company has no contract, agreement, plan, or arrangement, written or unwritten, that provides for payment to any officer at, following, or in connection with any termination, severance, retirement or a constructive termination, or a change in control of the Company or a change in any officer’s responsibilities.

Termination of Employment without Cause
Under Mr. Ross R. Moody's Change in Control & Severance Agreement, if Mr. Moody's employment is terminated by us for any reason other than for "cause" during the employment period (but not within three years of a "change in control"), subject to his execution (other than upon death) of a release of claims, he will be entitled to (1) a lump sum cash amount equal to three times the sum of his annual base salary plus three times his target bonus payable within 10 business days following the date of the employment termination and (2) financial counseling services, not to exceed $35,000, for a one-year period after termination of employment. Under the agreement, "cause" is defined as the willful and continued failure of the executive to perform substantially the executive's duties owed to the company or its affiliates after a written demand for substantial performance is delivered to the executive specifically identifying the nature of such unacceptable performance.

Change in Control
The 1995 Stock and Incentive Plan governs certain of the stock option grants held by our executive officers.  Our executive officers are not entitled to any benefits under our 1995 Stock and Incentive Plan that are not available to other participants.  The 1995 Stock and Incentive Plan includes the following change in control provisions, which would result in the accelerated vesting of outstanding option grants:  In the event of a Change of Control, all outstanding Awards shall immediately vest and become exercisable or satisfiable, as applicable.  The Committee, in its discretion, may determine that upon the occurrence of a Change in Control, each Award outstanding hereunder shall terminate within a specified number of days after notice to the Holder, and such Holder shall receive, with respect to each share of Common Stock subject to such Award, cash in an amount equal to the excess of (i) the higher of (x) the Fair Market Value of such share of Common Stock immediately prior to the occurrence of such Change of Control or (y) the value of the consideration to be received in connection with such Change of Control for one share of Common Stock over (ii) the exercise price per share, if applicable, of Common Stock set forth in such Award.  The provisions contained in the preceding sentence shall be inapplicable to an Award granted within six (6) months before the occurrence of a Change of Control if the Holder of such Award is subject to the reporting requirements of Section 16(a) of the 1934 Act.  If the consideration offered to stockholders of the Company in any transaction described in this paragraph consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.  The provisions contained in this paragraph shall not terminate any rights of the Holder to further payments pursuant to any other agreement with the Company following a Change of Control.

The 2008 Incentive Plan governs certain of the stock option grants and/or SARs held by our executive officers and provides for the acceleration of vesting of all awards upon a change in control of the Company. The 2008 Incentive Plan includes the following change in control provisions, which would result in the accelerated vesting of outstanding award grants:  The Committee may provide in an option agreement and/or Stock Appreciation Rights agreement that in the event of a Change in Control of the Company, (i) all or a portion of the stock options and/or any Stock Appreciation Rights awarded under such agreement shall become fully vested and immediately exercisable and/or (ii) the vesting of all performance-based stock options shall be determined as if the performance period or cycle applicable to such stock options had ended immediately upon such Change in Control.

Our executive officers hold option grants under both the 1995 Stock and Incentive Plan and the 2008 Incentive Plan. Option Grants under the 1995 Stock and Incentive Plan and the 2008 Incentive Plan will immediately vest upon a change in control.  The following table depicts potential benefits for our executive officers as a result of a change in control.  Such termination is assumed to occur on January 1, 2016.

Named Executive Officer	Intrinsic Value of Accelerated Equity (1) ($)

Robert L. Moody	2,580,290

Ross R. Moody	1,967,250

Brian M. Pribyl	216,020

Charles D. Milos	640,690

S. Christopher Johnson	188,560

Patricia L. Scheuer	164,684

(1)Value is based upon the closing selling price per share of our Class A Stock on the NASDAQ Global Select Market on December 31, 2015, the last trading day of 2015, which was $251.94.

The agreement with Mr. Moody provides for severance payments upon a termination of employment by us without "cause," or by Mr. Moody with good reason, within three years following a "change in control." In the event of a qualifying termination following a change in control, Mr. Moody would be entitled to (1) a lump sum cash amount equal to his currently effective annual base salary through the termination date and any accrued vacation pay payable within 10 business days following the date of the employment termination, (2) a lump sum cash amount equal to three times the sum of his annual base salary plus three times his target bonus payable within 10 business days following the date of the employment termination (3) reimbursement of up to $50,000 for expenses and costs related to outplacement services, the provider of which shall be selected by Mr. Moody in his sole discretion, (4) continued use of a company car for one year following the termination date, and (5) reimbursement up to $75,000 for legal fees and expenses incurred as a result of any dispute resolution process entered into by Mr. Moody to enforce the agreement.

Under the agreement, "cause" is defined as the willful and continued failure of the executive to perform substantially the executive's duties owed to the company or its affiliates after a written demand for substantial performance is delivered to the executive specifically identifying the nature of such unacceptable performance. A "change in control" is deemed to occur if:
(a) any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934 as amended (the “Act”)), other than National Western Life Group, Inc. (“NWLGI”) or a subsidiary of NWLGI or an employee benefit plan sponsored by NWLGI or a subsidiary of NWLGI, acquires beneficial ownership (as defined in Section 13(d) (directly or indirectly) of (i) 50 percent or more of the outstanding securities of NWLGI entitled to vote in the elections of directors (or securities or rights convertible into or exchangeable for such securities) (“Stock”) of NWLGI, or (ii) Stock having a total number of votes that may be cast and elect a majority of the directors of NWLGI; or
(b) there shall have been a change in a majority of the members of the Board of Directors of NWLGI within a twelve month period, unless the election or nomination for election by NWLGI’s stockholders of each new director during such twelve month period was approved by the vote of two-thirds of the directors then still in office who were directors at the beginning of such twelve month period; or
(c) the stockholders of NWLGI shall approve (i) any consolidation, merger, or other reorganization of NWLGI in which NWLGI is not the continuing or surviving corporation or pursuant to which shares of Stock would be converted into cash, securities, or other property, other than a merger of NWLGI in which holders of Stock immediately prior to the merger have either the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before or have more than 50 percent of the ownership of voting common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange, or other transfer in one transaction or a series of related transactions of 50 percent or more of the assets of NWLGI; or
(d) there shall occur a liquidation or dissolution of NWLGI.

The following table reflects the estimated payments to Mr. Moody that may be made upon certain terminations of employment, including a termination within three years of a change in control. The estimated payments in the table are calculated based on the assumption that the hypothetical termination of employment occurred on December 31, 2015. See the table above for a calculation of the intrinsic value of accelerated equity following a change in control.

Scenario	Cash Severance ($)	Benefits ($)		Total ($)

Voluntary Resignation (No Good Reason)	—	—		—
Qualifying Termination	4,705,444	35,000	(1)	4,740,444
Involuntary Termination for Cause	—	—		—
Qualifying Termination Following Change In Control	4,705,444	125,000	(1)	4,830,444
No Termination Following Change in Control	—	—		—

(1) Under the terms of the agreement, Mr. Moody would be entitled to be paid the amounts of any accrued benefits through the date of termination to the extent not previously paid or provided, along with the use of a company car for one year from the termination date.

Director Compensation

The following table sets forth the compensation for 2015 for those individuals who served as members of the Company’s Board of Directors during 2015 (excluding named executive officers whose director compensation is included in the Summary Compensation Table).

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)		Total ($)

Stephen E. Glasgow	54,000	—	31,421	(a)	85,421

E. Douglas McLeod	37,000	—	6,818	(b)	43,818

Ann M. Moody	37,000	—	718	(c)	37,718

Russell S. Moody	37,000	—	700	(d)	37,700

Frances A. Moody-Dahlberg	37,000	—	7,028	(e)	44,028

Louis E. Pauls Jr.	49,000	—	15,172	(f)	64,172

E. J. Pederson	51,000	—	928	(g)	51,928

Note: Columns with no data have been omitted.

(a)	The amount shown for Mr. Glasgow includes $30,493 value of the Company’s Group and Excess Benefit Plans, $228 for the taxable value of supplemental life coverage, and $700 in gifts.

(b)	The amount shown for Mr. McLeod includes $6,100 value of the Company's Group and Excess Benefit Plans, $18 for the taxable value of supplemental life coverage, and $700 in gifts.

(c)	The amount shown for Mrs. Moody is $700 in gifts and $18 for the taxable value of supplemental life coverage.

(d)	The amount shown for Mr. Moody is $700 in gifts.

(e)	The amount shown for Ms. Moody-Dahlberg includes $6,100 value of the Company's Group and Excess Benefit Plans, $228 for the taxable value of supplemental life coverage, and $700 in gifts.

(f)	The amount shown for Mr. Pauls includes $14,454 value of the Company’s Group and Excess Benefit Plans, $18 for the taxable value of supplemental life coverage, and $700 in gifts.

(g)	The amount shown for Mr. Pederson includes $228 for the taxable value of supplemental life coverage and $700 in gifts.

All directors of the Company received $30,000 a year in retainer fees and $1,000 for each board meeting attended in 2015. They are also reimbursed for actual travel expenses incurred in performing services as directors.  An additional $1,000 is paid for each committee meeting attended.  However, a director attending multiple meetings on the same day receives only one meeting fee.  Directors of the Company’s subsidiary, NWLIC, receive $1,000 per board meeting attended. Directors of the Company's subsidiary, NWL Investments, Inc., receive $250 annually.  Nonemployee directors of the Company’s subsidiary, NWL Services, Inc., receive $1,000 per board meeting attended.  Directors of the Company’s downstream subsidiary, NWLSM, Inc., receive $1,000 per board meeting attended.  Directors of the Company’s downstream subsidiaries, Regent Care General Partner, Inc., Regent Care Operations General Partner, Inc., Regent Care San Marcos A-1, LLC, and Regent Care San Marcos B-1, LLC receive $250 per board meeting attended.  Directors of the Company’s downstream subsidiary, Regent Care Limited Partner, Inc., receive $500 per board meeting attended.  The amounts paid pursuant to these arrangements are included in the Summary Compensation Table of this Item.  The directors and their dependents are also eligible to participate in NWLIC’s group insurance program.

Directors of the Company are eligible for restricted stock awards, incentive awards, and performance awards under the National Western Life Insurance Company 1995 Stock Option and Incentive Plan and 2008 Incentive Plan.  Company directors, including members of the Compensation and Stock Option Committee, are eligible for nondiscretionary stock options. There were no stock options or SARs granted during 2015.

PROPOSAL 2: APPROVAL OF THE INCENTIVE PLAN

The National Western Life Insurance Company 2008 Incentive Plan (the “Original Plan”) was created to promote the interests of NWLIC and its subsidiaries and shareholders by enabling the company to attract, motivate, and retain Employees and Directors by offering them performance-based stock incentives and other equity interests in the company and other incentive awards that recognize the creation of value for the shareholders and promote the company’s long-term growth and success.  The Original Plan, in which eligible participants may receive stock options, stock appreciation rights, restricted stock, performance awards, dividend equivalent rights, and other awards, or any combination thereof, was originally effective as of June 20, 2008. NWLIC’s Board approved the Amended and Restated 2008 Incentive Plan (the “Amended Plan”) on April 15, 2011. The Amended Plan amended and restated the Original Plan solely to permit incentive compensation awards issued under the Amended Plan to be structured to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). NWLIC’s shareholders approved the Amended Plan on June 17, 2011. On October 1, 2015, pursuant to the completion of the reorganization wherein NWLIC became a wholly owned subsidiary of NWLGI, NWLGI assumed in its entirety the Amended Plan.

Our stockholders are now being asked to consider and vote on a proposal to adopt the Incentive Plan, which is an amendment of the Amended Plan. A copy of the Incentive Plan, as adopted by the Board of Directors, is set forth as Exhibit A to this proxy statement and a summary of the amendments to the Amended Plan are set forth in this proposal two. The Board has approved awards under the Incentive Plan that are contingent on stockholder approval of this proposal.

Background

Section 162(m) of the Code disallows a deduction to the Company for any compensation paid to a “covered employee” in excess of $1 million per year, subject to certain exceptions.  In general, “covered employees” include the chief executive officer and the other most highly compensated executive officers of the Company who are in the employ of the Company and are officers at the end of any particular fiscal year.  Among other exceptions, the deduction limit does not apply to compensation that meets the specified requirements for “performance-based compensation.”  In general, those requirements include the establishment of objective performance goals for the payment of such compensation by a committee of the Board composed solely of two or more outside directors (as defined in the Code), stockholder approval of the material terms of such compensation prior to payment, and certification by the committee that the performance goals for the payment of such compensation have been achieved.  In addition, when a committee retains the flexibility to develop compensation formulas from among stockholder-approved performance goals, Section 162(m) of the Code requires that those performance goals must be re-approved by stockholders every five years.

Description of the Amendments to the Amended Plan Contained in the Incentive Plan

This description is a summary of some, but not all, of the amended provisions of the Amended Plan, and is qualified by reference to the full text of the Amended Plan, which is attached as Exhibit A hereto and is incorporated herein by reference.

The Incentive Plan will be administered by the Compensation and Stock Option Committee, which is a committee of the Board of Directors composed solely of two or more outside directors.  The Compensation and Stock Option Committee, in its sole discretion, has the authority, among other things, to select the persons to whom awards are to be granted, the types and combinations of awards to be granted, the number of shares to be covered by the award, the pricing of the award, and when the award may be granted and exercised.

As of December 31, 2015, 27,768 shares of our Class A Common Stock were subject to awards outstanding under the Amended Plan, 9,000 shares of our Class A Common Stock had been issued pursuant to the Amended Plan, and 291,000 shares of our Class A Common Stock were available for future grant under the Amended Plan. The Incentive Plan does not provide for any increase in the number of shares of our common stock available for grant under the Amended Plan. The maximum number of shares that may be issued with respect to awards granted under the Incentive Plan shall not exceed 300,000, subject to adjustments as provided in the Incentive Plan.  The maximum number of Shares (or cash equivalent value) with respect to which stock options or stock appreciation rights may be granted to any one participant during any single calendar year may not exceed 25,000 shares, subject to adjustment as provided in the plan.

The Incentive Plan does not limit the authority of the Company from adopting or continuing in effect other compensation arrangements.

The Incentive Plan includes a section including the types of performance goals that may be used for grants of awards under the Incentive Plan and certain conditions relating to the issuance of performance based awards. These performance objectives include the following: sales (net placed annualized target premium for life business and total placed premium for annuity business); net sales; expense management (ratio of actual Company expenses (excluding bonuses and, for Participants who are domestic marketing officers, excluding agent health claims, agent reserve balance changes, and sales conference expenses and, for Participants who are international marketing officers, excluding sales conference expenses) to a sales unit of production); GAAP profitability (the Company’s GAAP operating earnings (net of federal income taxes and excluding realized gains and losses on investments) for the Performance Period as a percentage of the Company’s beginning GAAP stockholders’ equity for such period); persistency (for a designated period, the ratio of actual persistency to expected (pricing) persistency); earnings; earnings per share; pre-tax earnings; net earnings; operating income; operating income before taxes; EBIT (earnings before interest and taxes); EBITDA (earnings before interest, taxes, depreciation and amortization); gross margin; revenues; revenue growth; market value added; economic value added; return on equity; return on investments; return on assets; return on net assets; return on capital; return on invested capital; total stockholder/shareholder return; profit; economic profit; operating profit; capitalized economic profit; net operating profit after tax; net profit before taxes; pre-tax profit; cash flow measures; cash flow return; comparable division or product sales; stock price (and stock price appreciation, either in absolute terms or in relationship to the appreciation among members of a peer group determined by the Committee); market share and/or market penetration; expenses; cost per policy; strategic milestones; goals related to acquisitions or divestitures; book value; book value per share; book value excluding accumulated other comprehensive income from stockholders’ equity; and/or book value per share excluding accumulated other comprehensive income from stockholders’ equity.

In addition, the Incentive Plan provides that no amendment of the Incentive Plan with respect to any participant may be made that would (i) increase the maximum amount that can be paid to any one participant under the Incentive Plan, (ii) change the specified performance goal for payment of awards, or (iii) modify the requirements as to eligibility for participation in the Plan, unless the Company’s stockholders have first approved such amendment in a manner which would permit the deduction under Section 162(m) of the Code of such payment in the fiscal year it is paid.

Further, the Incentive Plan provides that the maximum amount of compensation payable as an award (other than an award that is a stock option or stock appreciation right) to any participant during any calendar year may not exceed $1,000,000.

New Plan Benefits

Any awards under the Incentive Plan will be at the discretion of the Compensation and Stock Option Committee.  It is not possible at present to determine the amount or form of the awards that will be granted to any individual during the term of the Incentive Plan.  There were no awards made under the Amended Plan during 2015, but all awards granted to officers and directors during 2016 under the Incentive Plan are contingent on stockholder approval of this proposal. Should the stockholders not approve the Incentive Plan, the Compensation and Stock Option Committee reserves the right to reevaluate grants made contingent on stockholder approval of the Incentive Plan.

Stockholder Approval of the Incentive Plan

An affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the Incentive Plan. Shares that are voted against the approval of the Incentive Plan, shares the holders of which abstain from voting for the approval of the Incentive Plan, and broker non-votes will not be counted in the total number of shares voted for the approval of the Incentive Plan.  Abstentions and broker non-votes will be counted as present at the meeting for quorum purposes.

In the event the Incentive Plan is not approved by stockholders of the Company, the Amended Plan will remain in force and effect and the Compensation and Stock Option Committee will consider the establishment of another annual or other incentive plan.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR approval of the Incentive Plan. All proxies executed and returned will be voted “FOR” the Incentive Plan unless the proxy specifies otherwise.

PROPOSAL 3:  RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

BKD, LLP, an independent registered public accounting firm, has served as our independent auditors since 2014 and audited our consolidated financial statements for the year ended December 31, 2015.  The Audit Committee is directly responsible for the appointment of our independent registered public accounting firm and has appointed BKD, LLP to audit our financial statements for the year ending December 31, 2016. Stockholder ratification of the appointment of BKD, LLP as our independent registered public accounting firm is not required by our Amended and Restated Bylaws or other applicable legal requirement.  However, the appointment of BKD, LLP is being submitted to the stockholders for ratification.  If the stockholders do not ratify the appointment of BKD, LLP as the Company's independent registered public accounting firm, the Audit Committee will consider the matter at its next meeting.  Even if the appointment is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be appropriate.

Representatives of BKD, LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed NWLIC and its subsidiaries by BKD, LLP for 2015 and 2014 are set forth in the table below:

	2015	2014
	(In thousands)

Audit Fees (1)	$638	525
Audit Related Fees (2)	4	4
Tax Fees	—	—
All Other Fees	—	—

Total	$642	529

(1)These amounts represent the aggregate fees for professional services agreed upon by BKD, LLP for the audit of the Company’s consolidated annual financial statements for the years ended December 31, 2015 and 2014, reviews of the condensed consolidated financial statements included in the Company quarterly reports on Form 10-Q for these years, and the related annual audits of internal control over financial reporting.
(2)These amounts represent fees for professional services provided by BKD, LLP in providing their consent to incorporation of their audit report in other SEC filings of the Company.
The Audit Committee has adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent auditor of the Company.  The policy requires that all services the Company’s independent auditor may provide to the Company, including audit services and permitted audit-related and non-auditor services, be pre-approved by the Committee.  The Committee approved all audit and non-audit services provided by BKD, LLP during 2015 and 2014.

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of BKD, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.  All proxies executed and returned will be voted “FOR” the ratification of the appointment of BKD, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 unless the proxy specifies otherwise.

AUDIT COMMITTEE REPORT

The Board of Directors maintains an Audit Committee comprised of three of the Company's non-employee independent directors. The Audit Committee of the Board is responsible for the appointment and compensation of the independent auditors for the Company, reviewing the activities and independence of the independent auditors, including the plan and scope of the audit and audit fees, monitoring the adequacy of the reporting and internal controls, oversight of any internal audit function, meeting periodically with management and the independent auditors, and resolving any disagreements between management and the independent auditors. Pursuant to the NASDAQ Listing Rules and federal securities laws, all of the members of the Audit Committee are independent.

BKD, LLP, Little Rock, Arkansas, was the Company's independent registered public accounting firm with respect to the Company's consolidated financial statements for the year ended December 31, 2015. Audit services performed by BKD, LLP consist of the audit of the statutory and consolidated GAAP basis financial statements of the Company and its subsidiaries for such year, preparation of various reports based thereon, and services related to the filings with the Securities and Exchange Commission in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB). In addition, BKD, LLP audited the design and operating effectiveness of the Company's internal controls over financial reporting. The Audit Committee has received periodic reports as to the Company's own testing and evaluation of its internal controls, as well as that of BKD, LLP.

The Disclosure Committee is a committee of personnel from several NWLIC departments and senior officers that reports directly to the Audit Committee. It is responsible for evaluating disclosure controls and procedures and for gathering, analyzing, and disclosing information as required to be disclosed under the securities laws. It assists the CEO and CFO with their responsibilities of making the required certifications under the securities laws regarding the Company's disclosure controls and procedures. It ensures that material financial information is properly communicated up the Company's hierarchy to the appropriate person(s) and that all disclosures are made in a timely fashion. The Disclosure Committee meets on a monthly basis.

In performance of its duties, the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2015 with the Company’s management and with BKD, LLP, including the results of BKD, LLP’s audit of the Company’s financial statements. The Audit Committee has also discussed with BKD, LLP all matters that the independent registered public accounting firm was required to communicate and discuss with the Audit Committee, including the matters required to be discussed by the PCAOB Auditing Standards 16 - Communications with Audit Committees.  The Audit Committee also has received and reviewed the written disclosures and the letter from BKD, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding BKD, LLP’s communications with the Audit Committee concerning independence, and has discussed with BKD, LLP its independence from the Company, as well as any relationships that may impact BKD, LLP’s objectivity and independence.

The Committee reviewed and discussed the audited consolidated financial statements of NWLGI as of and for the year ended December 31, 2015, with management and the independent auditors. Management has the responsibility for the preparation of the Company's consolidated financial statements, and the independent auditors have the responsibility for the examination of those statements.

Based on these reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that National Western Life Group, Inc.'s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors

E. J. Pederson, Chairman
Louis E. Pauls, Jr.
Stephen E. Glasgow

This Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that National Western Life Group, Inc. specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The information provided below sets forth certain information as of April 20, 2016, regarding (i) the ownership of voting securities of the Company by each person who is known to the management of the Company to have been the beneficial owner of more than five percent (5%) of the outstanding shares of the Company’s Class A Stock or Class B Stock; (ii) the ownership interest of each director of the Company; (iii) the ownership interest of each named executive officer of the Company; and (iv) the ownership interest of officers and directors of the Company as a group.  Insofar as is known to the Company, each such person, entity, or group has sole voting and investment power with respect to all such shares of Class A Stock and Class B Stock, except as may otherwise be noted.

For purposes of the tables below, the amounts and percentages of Class A Stock and Class B Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.  Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security.  A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, including through the exercise of options or warrants.  Beneficial ownership also includes securities that are the subject of a voting trust, proxy, power of attorney, or other similar agreement.  Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest.

Owners of More Than 5% of Our Common Stock

Based solely upon filings made with the SEC, the following persons are the only persons known by us to own beneficially more than 5% of the outstanding shares of Class A Stock or Class B Stock as of April 20, 2016.  Percent of class is calculated based on 3,436,166 shares of Class A Stock and 200,000 shares of Class B Stock outstanding as of April 20, 2016.

Name and Address of Beneficial Owners	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class

Robert L. Moody(1)	Class A Stock	1,167,597	33.9%
2302 Post Office Street, Suite 702	Class B Stock	198,074	99.0%
Galveston, Texas

Dimensional Fund Advisors LP(2)	Class A Stock	176,346	5.1%
Building One
6300 Bee Cave Road
Austin, TX 78746

(1) Robert L. Moody is a director and Chairman Emeritus of the Company.  Mr. Moody is the controlling stockholder of the Company, and he holds the voting power to elect more than a majority of the members of the Board of Directors.  Of the Class A Stock listed as owned, 8,500 shares are issuable upon the exercise of stock options that are either currently exercisable or that will become exercisable within 60 days of April 20, 2016, and Mr. Moody may be deemed to be the beneficial owner of one share owned by his wife, Mrs. Ann M. Moody.

(2) Based solely on information in a Schedule 13G filed by Dimensional Fund Advisors LP (“Dimensional”) on February 9, 2016. Dimensional reported sole voting and dispositive power of 176,346 shares of Class A Stock. Dimensional in an investment adviser registered under the Investment Advisors Act of 1940. The shares reported as beneficially owned by Dimensional are held by various investment companies registered under the Investment Company Act of 1940, and Dimensional serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds.

Directors and Executive Officers

Except under applicable community property laws or as otherwise indicated in the footnotes to the table below, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned.  The address of all directors and executive officers in this table is c/o National Western Life Group, Inc., 850 East Anderson Lane, Austin, Texas 78752-1602.  Ownership amounts are as of April 20, 2016.    Percent of class is calculated based on 3,436,166 shares of Class A Stock and 200,000 shares of Class B Stock outstanding as of April 20, 2016.

Directors and Officers	Title of Class	Amount and Nature of Beneficial Ownership†		Percent of Class

Directors and Named Executive Officers:
Robert L. Moody	Class A Stock	1,167,597		33.9%
	Class B Stock	198,074		99.0%

Ross R. Moody	Class A Stock	10,518		+
	Class A Stock	625	(1)	+
	Class B Stock	481.5	(1)	+

Charles D. Milos	Class A Stock	8,834		+

Directors:
Stephen E. Glasgow	Class A Stock	20		+

E. Douglas McLeod	Class A Stock	3,000		+

Ann M. Moody	Class A Stock	8,501	(2)	+
	Class B Stock	—	(2)	+

Frances A. Moody-Dahlberg	Class A Stock	2,850		+
	Class A Stock	625	(1)	+
	Class B Stock	481.5	(1)	+

Russell S. Moody	Class A Stock	2,850		+
	Class A Stock	625	(1)	+
	Class B Stock	481.5	(1)	+

Louis E. Pauls, Jr.	Class A Stock	2,310		+

E. J. Pederson	Class A Stock	10		+

Named Executive Officers:
S. Christopher Johnson	Class A Stock	1,000		+

Brian M. Pribyl	Class A Stock	1,000		+

Patricia L. Scheuer	Class A Stock	1,000		+

Directors and Executive	Class A Stock	1,207,414		34.9%
Officers as a Group	Class B Stock	199,518.5		99.8%
(18 Persons)

(1) Shares are owned indirectly through the Three R Trusts.  The Three R Trusts are four Texas trusts for the benefit of the children of Mr. Robert L. Moody (Robert L. Moody, Jr., Ross R. Moody, Russell S. Moody, and Frances A. Moody-Dahlberg).  The Three R Trusts own a total of 2,500 shares of Class A Stock and 1,926 shares of Class B Stock.
(2) Mrs. Moody is not deemed to be the beneficial owner of shares held by Robert L. Moody, Mrs. Moody's husband. She may be deemed to be the indirect beneficial owner of 8,500 shares issuable to Mr. Robert L. Moody upon the exercise of stock options that are either currently exercisable or that will become exercisable within 60 days of April 20, 2015. Any determination regarding Mrs. Moody's beneficial ownership of such securities for purposes of federal securities laws has no impact on her ownership of those securities under state law, which ownership rights are governed by state law and agreements that have been entered into between Mr. Moody and Mrs. Moody.

+ Indicates ownership of less than one percent of the class.
† Class A Stock includes the below noted number of shares, and those of non Named Executive Officers, that are issuable upon the exercise of stock options that are either currently exercisable or that will become exercisable within 60 days of April 20, 2016.

Robert L. Moody – 8,500            Ross R. Moody – 6,518            Charles D. Milos – 2,000            E. Douglas McLeod – 1,000        Frances A. Moody-Dahlberg – 1,000    Russell S. Moody – 1,000            Louis E. Pauls, Jr. – 1,000            Brian M. Pribyl – 1,000            S. Christopher Johnson – 1,000        Patricia L. Scheuer - 1,000

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities (collectively, the “Reporting Persons”) to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC and the NASDAQ Global Market. The Reporting Persons are required by SEC regulation to furnish us with copies of all Forms 3, 4, and 5 and any amendments thereto that they file. Based solely on our review of the copies of such forms that we have received and, where applicable, any written representations by any of them that no Form 5 was required, we believe that with respect to the year ended December 31, 2015, all the Reporting Persons complied with the applicable filing requirements on a timely basis.

OTHER INFORMATION

Annual Report to Stockholders

A copy of the 2015 Annual Report to Stockholders of National Western Life Group, Inc. for the year ended December 31, 2015 has been provided concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report to Stockholders is not incorporated by reference into this proxy statement and is not considered proxy solicitation material.

The Company's Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on March 11, 2016, including any financial statements but without exhibits, is available at www.nwlgi.com or may be viewed at the United States Securities and Exchange Commission (“SEC”) Public Reference Room in Washington, D.C. or at the SEC's Internet site at www.sec.gov; and may also be obtained without charge by written request to the Secretary, National Western Life Group, Inc., 850 East Anderson Lane, Austin, Texas 78752-1602.

Deadlines for Submitting Stockholder Nominations and Proposals

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and form of proxy and for consideration at our next annual meeting of stockholders. In order for a stockholder proposal to be eligible for inclusion in the proxy statement and form of proxy for next year's annual meeting pursuant to Rule 14a-8(e) of the Exchange Act, the proposal must be received by the Secretary of NWLGI at 850 East Anderson Lane, Austin, Texas 78752-1602 not later than January 6, 2017, the date that is at least 120 days prior to May 6, 2017, the anniversary date that this proxy statement was first made available to stockholders. Such proposals must meet all of the requirements of applicable Delaware law and the rules and regulations promulgated by the SEC (including the requirements of Rule 14a‑8) to be eligible for inclusion in our 2017 proxy materials. While the Board of Directors will consider stockholder proposals, we reserve the right to omit from our proxy statement and form of proxy stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Stockholders may contact the Secretary at our principal executive office located at 850 East Anderson Lane, Austin, Texas 78752-1602 for a copy of the requirements for making stockholder proposals.

Management does not intend to present and does not have any reason to believe that others will present at the Annual Meeting any item of business other than those set forth herein. However, if other matters are properly presented for a vote, the proxies will be voted upon such matters at the discretion and in accordance with the judgment of the person acting under the proxy.
Documents Available Without Charge
You may request a copy of our Annual Report on Form 10-K for the year ended December 31, 2015 and our proxy statement, each as filed with the SEC, at no cost, by writing to or telephoning us at the following address:
National Western Life Group, Inc.
850 East Anderson Lane
Austin, Texas 78752-1602
Telephone: (512) 836-1010
Attn: Investor Relations

If you would like to request documents from us, please do so by June 8, 2015 to receive them before the annual meeting. We will send requested documents by first-class mail within one business day after receiving the request.
You should rely only on the information contained or incorporated by reference in this proxy statement to vote on the annual meeting proposals. No one has been authorized to provide you with information that is different from what is contained in this proxy statement or in the incorporated documents.
This proxy statement is dated April 29, 2016. You should not assume the information contained in this proxy statement is accurate as of any date other than this date, and the mailing of this proxy statement to stockholders shall not imply information is accurate as of any other date.

By Order of the Board of Directors

/S/ Rey Perez
Rey Perez
Senior Vice President - Chief Legal Officer and Secretary

Austin, Texas
April 29, 2016

IT IS IMPORTANT THAT PROXIES BE SUBMITTED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO VOTE VIA THE INTERNET OR BY PHONE, OR COMPLETE, SIGN, DATE, AND RETURN A PROXY CARD.

EXHIBIT A

NATIONAL WESTERN LIFE GROUP, INC.
INCENTIVE PLAN

As Amended and Restated Effective June 15, 2016

1.Purpose
The purposes of the National Western Life Group, Inc. Incentive Plan are to promote the interests of the Company and its Subsidiaries and Stockholders by enabling the Company to attract, motivate and retain Employees and Directors by offering them performance-based stock incentives and other equity interests in the Company and other incentive awards that recognize the creation of value for the Stockholders and promote the Company's long-term growth and success. To achieve these purposes, eligible Participants may receive stock options, Stock Appreciation Rights, Restricted Stock, Performance Awards, Dividend Equivalent Rights and any other Awards, or any combination thereof, subject to the terms of the Plan set forth below.
2.    Definitions
As used in the Plan, the following terms shall have the meanings set forth below unless the content otherwise requires:
2.1    "Award" shall mean the grant of a stock option, a Stock Appreciation Right, Restricted Stock, a Performance Award, a Dividend Equivalent Right, or any other award under the Plan.
2.2    "Board" shall mean the Board of Directors of the Company, as the same may be constituted from time to time.
2.3    "Change in Control" shall mean, after the effective date of the Plan, the occurrence of any one or more of the events described below:
(a)    Any "person," as such term is used in sections 13(d) and 14(d) of the Exchange Act (other than the Company; any trustee or other fiduciary holding securities under any employee benefit plan of the Company; the estate of a deceased Stockholder; any guardian or agent acting on behalf of a Stockholder; or any company owned, directly or indirectly, by the Stockholders in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities;
(b)    During any period of two (2)-consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election by the Board or the nomination for election by the Stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the two (2)-year period or whose election or nomination for election was previously so approved;
(c)    The Stockholders approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a Reorganization in which no "person" acquires more than twenty percent (20%) of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control of the Company; or
(d)    The Stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.
2.4    "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any applicable Treasury regulations promulgated thereunder.
2.5    "Committee" shall mean the Compensation and Stock Option Committee of the Company, if such a separate committee is appointed by the Board, or, in the absence of such a separate committee, it shall mean the Board. If a separate committee is appointed, then to the extent required by Rule 16b-3 promulgated under the Exchange Act and any successor thereunder promulgated during the duration of the Plan, the Committee members who approve Awards which would otherwise not qualify for an exemption from Rule 16b-3 shall consist of two or more "non-employee directors" as defined by Rule 16b-3. To the extent that Awards are intended to satisfy, and if so intended, to the extent required to satisfy, the "qualified performance-based compensation" exemption under section 162(m) of the Code, the Committee members who approve Awards shall consist of two or more "outside directors" as defined by such section of the Code. To the extent required to satisfy any applicable requirements of Nasdaq, the Committee members who approve Awards shall meet the independence requirements of Nasdaq.
2.6    "Common Stock" shall mean the Class A Common Stock, $0.01 par value per share, of the Company. For periods prior to October 1, 2015, “Common Stock” meant the Class A Common Stock, $1.00 par value per share, of National Western Life Insurance Company.
2.7    “Company” shall mean National Western Life Group, Inc. or any successor thereto; provided that for periods prior to October 1, 2015, the term “Company” meant National Western Life Insurance Company.
2.8    "Designated Beneficiary" shall mean the beneficiary designated by a Participant, in a manner determined by the Committee, to exercise rights of the Participant under an Award in the event of the Participant's death. In the absence of an effective designation by a Participant the Designated Beneficiary shall be the Participant's estate.
2.9    “Director” means a member of the Board as of the effective date of the Plan under Section 16.8 or as of any date thereafter.
2.10    "Disability" shall mean permanent and total inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as determined in the sole and absolute discretion of the Committee.
2.11    "Dividend Equivalent Right" shall mean a credit, made at the sole discretion of the Committee, to the account of a Participant in an amount equal to the value of dividends paid on one Share for each Share represented by an Award held by such Participant. Under no circumstances shall the payment of a Dividend Equivalent be made contingent on the exercise of a stock option or Stock Appreciation Right.

2.12    “Employee” shall mean shall mean any person, including an officer, who is a common law employee of and receives remuneration for personal services to the Company or any Subsidiary. A person shall not be considered an “Employee” unless the person is included on the official human resources database as an employee of and is paid through the payroll system of the Company or any Subsidiary.
2.13    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.
2.14    "Fair Market Value" shall mean with respect to the Shares, as of any date, (i) the closing price of the Common Stock as reported by Nasdaq (or, if not reported on such quotation system or exchange, on the composite tape, or, in case no such sale takes place on such day, the average of the reported closing bid and asked quotations on such exchange or quotation system); or (ii) if no such quotations are available, the average of the high bid and low asked quotations in the over-the-counter market as reported by the National Quotation Bureau Incorporated, or similar organization; or (iii) in the event that there shall be no public market for the Common Stock, the fair market value of the Common Stock as determined (which determination shall be conclusive) in good faith by the Committee, based upon the value of the Company as a going concern, as if such Common Stock were publicly owned stock, but without any discount with respect to minority ownership.
2.15    "Incentive Stock Option" shall mean any stock option awarded under the Plan which qualifies as an "incentive stock option" under Code section 422.
2.16    “Nasdaq” shall mean The Nasdaq Stock Market, Inc. or its successor on which the Shares are listed or quoted. If The Nasdaq Stock Market, Inc. (or its successor) shall cease to be the principal exchange or quotation system upon which the Shares are listed or quoted, then such term shall refer to the exchange or quotation system, if any, on which the Company elects to list or quote the Shares and that the Committee designates as the Company's principal exchange or quotation system.
2.17    "Non-Tandem Stock Appreciation Right" shall mean any Stock Appreciation Right granted alone and not in connection with an Award which is a stock option.
2.18    "Nonqualified Stock Option" shall mean any stock option awarded under the Plan that does not qualify as an Incentive Stock Option.
2.19    "Optionee" shall mean any Participant who has been granted a stock option under the Plan and who has executed a written stock option agreement with the Company reflecting the terms of such grant.
2.20    "Participant" shall mean an individual who is eligible to receive an Award in accordance with Section 5.
2.21    "Performance Award" shall mean any Award hereunder of Shares, units or rights based upon, payable in, or otherwise related to, Shares (including Restricted Stock), or cash of an equivalent value, as the Committee may determine, at the end of a specified performance period established by the Committee.
2.22    "Plan" shall mean the National Western Life Group, Inc. Incentive Plan (formerly known as the National Western Life Insurance Company 2008 Incentive Plan), as set forth herein and as may be amended from time to time.
2.23    "Reorganization" shall mean a reorganization or recapitalization of the Company or a similar transaction with respect to the Company.

2.24    "Restricted Stock" shall mean any Award of Shares under the Plan that is subject to restrictions or risk of forfeiture.
2.25    "Stockholders" shall mean the holders of Shares and/or, to the extent the context requires, other equity securities of the Company.
2.26    "Shares" shall mean shares of the Company's Common Stock and any shares of capital stock or other securities of the Company hereafter issued or issuable upon, in respect of or in substitution or exchange for such shares.
2.27    "Stock Appreciation Right" shall mean the right of the holder thereof to receive an amount in cash or Shares equal to the excess of the Fair Market Value of a Share on the date of exercise over the specified exercise price for the right.
2.28    "Subsidiary" shall mean any subsidiary of the Company, and any business venture designated by the Committee in which the Company has a significant interest at the relevant time, as determined in the discretion of the Committee, provided that for all purposes hereunder relating to Incentive Stock Options, "Subsidiary" shall mean a “subsidiary corporation” of the Company at the relevant time, as defined in Code section 424(f).
2.29    "Tandem Stock Appreciation Right" shall mean a Stock Appreciation Right granted in connection with an Award which is a stock option.
3.    Administration of the Plan
3.1    Committee. The Plan shall be administered and interpreted by the Committee in its discretion.
3.2    Awards. Subject to the provisions of the Plan and directions from the Board, the Committee is authorized to and has the complete power and discretion to:
(a)    determine the Fair Market Value of Awards;
(b)    determine the persons to whom Awards are to be granted;
(c)    determine the types and combinations of Awards to be granted; the number of Shares to be covered by the Award; the pricing of the Award; the terms, performance criteria, performance period or other conditions, vesting periods or any restrictions for an Award; the medium of payment of an Award; the time or times when the Award shall be granted and may be exercised; any restrictions on Shares acquired pursuant to the exercise of an Award; any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any other terms and conditions of an Award, including, without limitation, provisions requiring the forfeiture of Awards and/or gains from Awards if a Participant is terminated for cause or if a Participant or former Participant violates any applicable affirmative or negative covenants regarding confidentiality, non-solicitation, or non-competition;
(d)    conclusively interpret the provisions of the Plan and any agreement, instrument, or other document relating to the Plan;
(e)    prescribe, amend and rescind the rules and regulations relating to the Plan or make individual decisions as questions arise, or both, including rules and regulations relating to the creation and administration of sub-plans;

(f)     authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Committee;
(g)    determine whether Awards shall be settled in Shares, cash or in a combination of Shares and cash;
(h)    establish a program whereby Participants designated by the Committee can reduce compensation otherwise payable in cash in exchange for Awards under the Plan;
(i)    impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;
(j)    establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance goals or other performance criteria, or other event that absent the election, would entitle the Participant to payment or receipt of Shares or other consideration under an Award;
(k)    determine whether, to what extent and under what circumstances to provide loans and/or bonuses from the Company to Participants in connection with the exercise of Awards, and the terms and conditions of such bonuses and/or loans, provided that loans shall not be provided to a Participant to the extent prohibited by applicable law;
(l)    rely upon Employees, consultants, and agents of the Company for such clerical and record keeping duties as may be necessary in connection with the administration of the Plan;
(m)    determine whether an individual (including an Employee on leave or other inactive status) has terminated employment with the Company for purposes of the Plan;
(n)    make decisions with respect to outstanding Awards that may become necessary upon a Change in Control or an event that triggers anti-dilution adjustments;
(o)    interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan; and

(p)    make all other determinations and take all other actions necessary or advisable for the administration of the Plan.
The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. However, the Committee may not exercise any right or power reserved to the Board.
3.3    Procedures. All determinations of the Committee shall be made by a majority of its members. All questions of interpretation and application of the Plan or pertaining to any question of fact or Award granted hereunder shall be decided by the Committee, whose decision shall be final, conclusive and binding upon the Company and each other affected party. No Committee member shall act as a member of the Committee with respect to any dispute or matter specifically involving the Committee member. If the Committee is unable to act (because a majority of its members are disqualified from acting or abstain from acting) with respect to a matter, the Board shall assume the authority and responsibility of the Committee with respect to such matter.

3.4    Delegation by the Committee. The Committee may delegate to one or more individuals, pursuant to a written delegation, the day-to-day administration of the Plan and any of the functions assigned to it in this Plan, except that any such delegation shall not include the Committee’s authority and responsibility to grant Awards and interpret the Plan under Sections 3.2(a)-(e) and (s)). Any actions taken by any delegatees of the Committee pursuant to such written delegation of authority shall be deemed to have been taken by the Committee. Such delegation may be revoked at any time.
3.5    Award Agreements. Each Award granted under the Plan shall be evidenced by a written Award agreement. Each such agreement shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan, and any other terms and conditions, not inconsistent with the Plan, as may be imposed by the Committee, including without limitation, provisions related to the consequences of termination of employment. A copy of such Agreement shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign (or otherwise acknowledge receipt of) a copy of the Agreement or a copy of a notice of grant. Each Participant may be required, as a condition to receiving an Award under this Plan, to enter into an agreement with the Company containing such non-compete, confidentiality, and/or non-solicitation provisions as the Committee may adopt and approve from time to time. The provisions of any such agreement may also be included in, or incorporated by reference in, the written Award agreement.
3.6    Indemnification. No Employee, Director, or member of the Committee shall be liable for any action taken or omitted to be taken by such member, by any other Employee, Director or member of the Committee in connection with the performance of duties under the Plan, except for such person's own willful misconduct or as expressly provided by statute. Employees, Directors and members of the Committee shall be indemnified in connection with their administration of the Plan to the fullest extent provided by applicable law and by the Bylaws of the Company.
4.    Shares Subject to Plan
4.1    Limitations. The Shares issued pursuant to the Plan may be authorized but unissued Shares, or may be issued Shares which have been reacquired by the Company.
(a)    The maximum number of Shares that may be issued with respect to Awards under the Plan shall not exceed 300,000, subject to adjustment as provided in Section 13. All of the Shares available for issuance under the Plan may, but are not required to be, issued pursuant to Incentive Stock Options.
(b)    The maximum number of Shares (or cash equivalent value) with respect to which stock options or Stock Appreciation Rights may be granted hereunder to any one Participant during any single calendar year may not exceed 25,000 Shares, subject to adjustment as provided in Section 13.
(c)    Subject to Section 4.2, the number of Shares available for issuance under the Plan shall be reduced by the full number of Shares covered by Awards granted under the Plan.
4.2    Changes.
(a)    To the extent that any Award under the Plan shall be forfeited, shall expire unexercised or shall be canceled, in whole or in part, then the number of Shares covered by the Award to the extent forfeited, expired or canceled may again be awarded pursuant to the provisions of the Plan without again counting against the limitation specified in Section 4.1(a). Notwithstanding the foregoing, to the extent required for Awards intended to constitute "qualified performance-based compensation" under Code section 162(m) to satisfy such requirements of Code section 162(m), Shares subject to a stock option or Stock

Appreciation Right that is cancelled shall not again be available under the Plan for purposes of Section 4.1(b) and such other purposes, if any, as are required to satisfy such requirements under Code section 162(m).
(b)    In the event that Shares are delivered to or retained by the Company in full or partial payment of the exercise or purchase price of an Award, the number of Shares available for future Awards under the Plan shall be reduced only by the net number of Shares issued.
(c)    If the tax withholding obligation under an Award is satisfied by the Company retaining Shares or by the Participant tendering Shares from an Award (either by actual delivery or attestation), the number of Shares so retained or tendered shall be deemed issued for purposes of the limitation specified in Section 4.1(a).
(d)    Awards that may be satisfied either by the issuance of Shares or by cash or other consideration shall, until the form of consideration to be paid is finally determined, be counted against the maximum number of Shares that may be issued under the Plan. If the Award is ultimately satisfied by the payment of consideration other than Shares, as, for example, a stock option granted in tandem with a Stock Appreciation Right that is settled by a cash payment of the stock appreciation, such Shares may again be made the subject of an Award under the Plan. Awards will not reduce the number of Shares that may be issued pursuant to the Plan if the settlement of the Award will not require the issuance of Shares, as, for example, a Stock Appreciation Right that can be satisfied only by the payment of cash. Notwithstanding the foregoing, to the extent a stock option or Stock Appreciation Right is intended to constitute “qualified performance-based compensation” under Code section 162(m) and to the extent such Award may be satisfied either by the issuance of Shares or by cash or other consideration, the Award shall be counted against the maximum number of Shares that may be issued under the Plan, regardless of whether the Award (including Stock Appreciation Rights) is ultimately settled in cash or by delivery of Shares.
5.    Eligibility
An individual shall be eligible to participate in the Plan and receive Awards hereunder if the individual is an Employee or Director; provided that Incentive Stock Options may only be awarded to individuals who are Employees. In making any determination as to persons to whom Awards shall be granted, the type of Award, and/or the number of Shares to be covered by the Award, the Committee shall consider the position and responsibilities of the Participant; his or her importance to the Company and its Subsidiaries; the duties of such person; his or her past, present and potential contributions to the growth and success of the Company and its Subsidiaries; and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.
6.    Stock Options
6.1    Grants. The Committee may grant stock options alone or in addition to other Awards granted under the Plan to any Participant. Each person so selected shall be offered an option to purchase the number of Shares determined by the Committee. The Committee shall specify whether such option is an Incentive Stock Option or Nonqualified Stock Option and any other terms and conditions relating to such Award, including whether the option is exercisable for Restricted Stock rather than unrestricted Shares. Each such person so selected shall have a reasonable period of time within which to accept or reject the offered option. Failure to accept within the period so fixed by the Committee may be treated as a rejection. Each person who accepts an option shall enter into a written agreement with the Company, in such form as the Committee may prescribe, setting forth the terms and conditions of the option (including the extent to which the option is an Incentive Stock Option or Nonqualified Stock Option), consistent with the provisions of the Plan.

(a)    To the extent that any stock option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such stock option or the portion thereof which does not qualify shall automatically constitute a separate Nonqualified Stock Option without any further action and notwithstanding the original designation of the option as an Incentive Stock Option. Nothing in this Plan shall be interpreted as a representation, guarantee, or other understanding on the part of the Company that any particular option will be determined to be an Incentive Stock Option under Code section 422. At any time and from time to time, the Optionee and the Company may agree to modify an option agreement so that an Incentive Stock Option may be converted to a Nonqualified Stock Option.
(b)    The Committee may require that an Optionee meet certain conditions before the option or a portion thereof may vest or be exercised, as, for example, that the Optionee remain in the employ or active service of the Company for a stated period or periods of time before the option, or stated portions thereof, may vest or be exercised.
6.2    Option Price. The option exercise price of the Shares covered by each stock option shall be determined by the Committee; provided, however, that the option exercise price shall not be less than the greater of (a) the par value of such Shares and (b) one hundred percent (100%) of the Fair Market Value of such Shares on the date of grant of the stock option. Subject to the provisions of Section 13, the exercise price of a stock option issued in accordance with this Plan shall not be adjusted or amended following the issuance of such stock option.
6.3    Incentive Stock Options Limitations.
(a)    To the extent required to comply with Code section 422, in no event shall any person be granted Incentive Stock Options to the extent that the Shares covered by such options (and any Incentive Stock Options granted under any other plans of the Company and its Subsidiaries) that may be exercised for the first time by such person in any calendar year have an aggregate Fair Market Value in excess of $100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the dates on which the Incentive Stock Options are granted. It is intended that the limitation on Incentive Stock Options provided in this subsection be the maximum limitation on options which may be considered Incentive Stock Options under the Code, and this subsection shall be construed and applied in accordance with Code section 422.
(b)    Notwithstanding anything herein to the contrary, in no event shall any Participant owning more than ten percent (10%) of the total combined voting power of the Company or any Subsidiary be granted an Incentive Stock Option hereunder unless (1) the option exercise price shall be at least one hundred ten percent (110%) of the Fair Market Value of the Shares subject to such Incentive Stock Option at the time that the Incentive Stock Option is granted and (2) the term of such Incentive Stock Option shall not exceed five (5) years.
6.4    Option Term. Subject to Section 6.3(b) hereof, the term of a stock option shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided, however, that no stock option shall be exercisable later than ten (10) years from the date of its grant. The extent to which a stock option that is granted to a Participant who is an Employee may be exercised by the Participant or the Participant's Designated Beneficiary after the Participant's termination of employment with the Company and all Subsidiaries (including by reason of death or Disability) shall be determined by the Committee and incorporated into the terms of the applicable option agreement.

6.5    Vesting of Stock Options.
(a)    Each stock option granted hereunder may only be exercised to the extent that the Optionee is vested in such option. Each stock option shall vest separately in accordance with the option vesting schedule, if any, determined by the Committee in its sole discretion, which will be incorporated in the Award agreement entered into between the Company and each Optionee and only to the extent that the Optionee remains in the continuous employ or service of the Company or a Subsidiary. The option vesting schedule will be accelerated if, in the sole discretion of the Committee, the Committee determines that acceleration of the option vesting schedule would be desirable for the Company.
(b)    In the event of the dissolution or liquidation of the Company, each stock option granted under the Plan shall terminate as of a date to be fixed by the Board; provided, however, that not less than thirty (30) days' written notice of the date so fixed shall be given to each Optionee and each such Optionee shall be fully vested in and shall have the right during such period to exercise the option, even though such option would not otherwise be exercisable under the option vesting schedule. At the end of such period, any unexercised option shall terminate and be of no other effect.
(c)    In the event of a Reorganization:
(1)    If there is no plan or agreement respecting the Reorganization, or if such plan or agreement does not specifically provide for the change, conversion or exchange of the Shares under outstanding and unexercised stock options for other securities then the provisions of Section 6.5(b) shall apply as if the Company had dissolved or been liquidated on the effective date of the Reorganization; or
(2)    If there is a plan or agreement respecting the Reorganization, and if such plan or agreement specifically provides for the change, conversion or exchange of the Shares under outstanding and unexercised stock options for securities of another corporation, then the Committee shall adjust the Shares under such outstanding and unexercised stock options (and shall adjust the Shares remaining under the Plan which are then available to be awarded under the Plan, if such plan or agreement makes no specific provision therefor) in a manner not inconsistent with the provisions of such plan or agreement for the adjustment, change, conversion or exchange of such Shares and such options.
(d)    The Committee may provide in an option agreement and/or Stock Appreciation Rights agreement that in the event of a Change in Control of the Company, (i) all or a portion of the stock options and/or any Stock Appreciation Rights awarded under such agreement shall become fully vested and immediately exercisable and/or (ii) the vesting of all performance-based stock options shall be determined as if the performance period or cycle applicable to such stock options had ended immediately upon such Change in Control; provided, however, that if in the opinion of counsel to the Company the immediate exercisability of options when taken into consideration with all other "parachute payments" as defined in section 280G of the Code, would result in an "excess parachute payment" as defined in such section as well as an excise tax imposed by section 4999 of the Code, such options and any Stock Appreciation Rights shall become fully vested and immediately exercisable, except as and to the extent the Committee in its sole discretion, shall otherwise determine, which determination by the Committee shall be based solely upon maximizing the after-tax benefits to be received by any such Optionee. If the Committee does not provide for accelerated vesting in an option or Stock Appreciation Rights agreement pursuant to this Section 6.5(d), such option and/or Stock Appreciation Right shall vest, if at all, solely in accordance with the terms of the agreement and the other terms of this Plan.

6.6    Exercise of Stock Options. Stock options may be exercised as to Shares only in amounts and at intervals of time specified in the written option agreement between the Company and the Optionee. Each exercise of a stock option, or any part thereof, shall be evidenced by a written notice to the Company. The purchase price of the Shares as to which an option shall be exercised shall be paid in full at the time of exercise, and may be paid to the Company either:
(a)    in cash (including check, bank draft or money order);
(b)    by the delivery of Shares having a Fair Market Value equal to the aggregate purchase price;
(c)    by a “cashless” exercise program established with a broker;
(d)    by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such option with a Fair Market Value equal to the aggregate option exercise price at the time of exercise;
(e)    any combination of the foregoing methods of payment; or
(f)    by other form of legal consideration deemed acceptable by the Committee in its sole discretion.
Without limiting the authority of the Committee under Section 3.2(k), the Company in its sole and absolute discretion and at or about the time of exercise of a stock option may pay a bonus to the Optionee or, to the extent permitted by applicable law, make a loan available to the Optionee.
6.7    Formula Awards for Directors.
(a)    The provisions of this Section 6.7 shall supersede Paragraph VII(h) of the National Western Life Insurance Company 1995 Stock and Incentive Plan with respect to individuals who become Directors on or after the effective date of the Plan under Section 16.8. No options shall be granted to such Directors under such Paragraph of the prior plan after the effective date of the Plan under Section 16.8.
(b)    Each Director serving as of the close of the Stockholders’ meeting on the effective date of the Plan under Section 16.8 shall receive a Nonqualified Stock Option to purchase 1,000 Shares.
(c)    An Option awarded pursuant to this Section 6.7 shall (i) have an exercise price equal to 100% of the Fair Market Value of the Shares on the date of grant; (ii) not have Tandem Stock Appreciation Rights granted in connection therewith; (iii) have a maximum term of ten (10) years from the date of grant, subject to early termination if the optionee ceases to be a Director prior to the end of such period; (iv) cease to be exercisable after the date which is three (3) months after the termination of such individual’s service as a Director for any reason other than death and which is four (4) months after the termination of such individual’s service as a Director due to death; (v) vest and become exercisable at the rate of 20% of the total Shares subject to the option on each of the first five (5) anniversaries of the date of grant (subject to accelerated vesting in accordance with Section 6.5); (vi) have such other terms as are specified by the Committee in the option agreement; and (vii) be subject to other applicable provisions of this Section 6. The number of Shares to be issued under this Section 6.7 shall be adjusted in accordance with Section 13.

7.    Stock Appreciation Rights
7.1    Grant of Stock Appreciation Rights. The Committee may grant to any Participant either Non-Tandem Stock Appreciation Rights or Tandem Stock Appreciation Rights subject to such terms and conditions as the Committee shall impose. A Stock Appreciation Right shall entitle the holder, within the specified exercise period, to exercise the Stock Appreciation Right and receive in exchange therefor a payment having an aggregate value equal to the amount by which the Fair Market Value of a Share on the exercise date exceeds the specified exercise price, times the number of shares with respect to which the Stock Appreciation Right is exercised. The Committee may provide in the Award agreement for automatic exercise on a certain date, for payment of the proceeds on a certain date, for accelerated vesting and other rights upon the occurrence of events specified in the Award agreement, and/or for exercise periods that do not begin until after a Change in Control or the occurrence of such other event as the Committee may designate. Each Stock Appreciation Right grant shall be evidenced by an Agreement that shall specify the exercise price, the exercise period, the number of Shares to which the Stock Appreciation Right pertains and such other provisions as the Committee shall determine.
7.2    Exercise Period. Each Stock Appreciation Right shall expire and cease to be exercisable at such time as the Committee shall determine at the time of grant; provided, however, that no Stock Appreciation Right shall be exercisable later than the tenth (10th) anniversary of its grant date. If an Award agreement does not specify an expiration date, the Stock Appreciation Right shall expire on the 10th anniversary of its grant date, provided that the Stock Appreciation Right may expire earlier as provided in the Award agreement or in the Plan. The extent to which a Stock Appreciation Right that is granted to a Participant who is an Employee may be exercised by the Participant or the Participant's Designated Beneficiary after the Participant's termination of employment with the Company and all Subsidiaries (including by reason of Disability) shall be determined by the Committee and incorporated into the terms of the applicable Award agreement.
7.3    Exercise Price. The exercise price for each grant of a Stock Appreciation Right shall be determined by the Committee; provided, however, that the exercise price for each Share subject to a Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of the Stock Appreciation Right (or, if greater, 100% of the exercise price of the related stock option in the case of a Tandem Stock Appreciation Right). Subject to the provisions of Section 13, the exercise price of a Stock Appreciation Right shall not be adjusted or amended following issuance.
7.4    Vesting and Termination. Stock Appreciation Rights shall be subject to acceleration of vesting or immediate termination in certain circumstances in the same manner as stock options pursuant to Section 6.5 of the Plan.
7.5    Tandem Stock Appreciation Rights. A Tandem Stock Appreciation Right shall entitle the holder of the related stock option, within the period specified for the exercise of the stock option, to surrender the unexercised stock option, or a portion thereof, and to receive in exchange therefor a payment having an aggregate value equal to the amount by which the Fair Market Value of a Share on the exercise date exceeds the stock option exercise price per Share, times the number of Shares subject to the option, or portion thereof, which is surrendered.
(a)    Each Tandem Stock Appreciation Right shall be subject to the same terms and conditions as the related stock option, including limitations on transferability and vesting, and shall be exercisable only to the extent such option is exercisable and shall terminate or lapse and cease to be exercisable when the related option terminates or lapses. A Tandem Stock Appreciation Right may be granted at the time of the grant of the related stock option or, if the related stock option is a Nonqualified Stock Option, at any time thereafter during the term of the stock option.
(b)    A Tandem Stock Appreciation Right granted in connection with an Incentive Stock Option (i) may be exercised at, and only at, the times and to the extent the related Incentive Stock Option is exercisable; (ii) expires upon the termination of the related Incentive Stock Option; (iii) may not exceed 100% of the difference between the exercise price of the related Incentive Stock Option and the Fair Market Value of the Shares subject to the related Incentive Stock Option at the time the Tandem Stock Appreciation Right is exercised (and otherwise does not have economic and tax consequences upon exercise that are more favorable than exercise of the option followed by an immediate sale of the related Shares); (iv) may be exercised at, and only at, such times as the Fair Market Value of the Shares subject to the related Incentive Stock Option exceeds the exercise price of the related Incentive Stock Option; and (v) may be transferred at, and only at, the times and to the extent the related stock option is transferable. If a Tandem Stock Appreciation Right is granted, there shall be surrendered and canceled from the related option at the time of exercise of the Tandem Stock Appreciation Right, in lieu of exercise under the related option, that number of Shares as shall equal the number of Shares as to which the Tandem Stock Appreciation Right shall have been exercised.
7.6    Payment. The Committee shall have sole discretion to determine in each Award agreement whether the payment with respect to the exercise of a Stock Appreciation Right will be in the form of all cash, Shares, or any combination thereof. In the event of the exercise of a Stock Appreciation Right payable in Shares, the holder of the Stock Appreciation Right shall receive that number of whole Shares of stock of the Company having an aggregate Fair Market Value on the date of exercise equal to the value obtained by multiplying (a) the excess of the Fair Market Value of a Share on the date of exercise over the exercise price for the Stock Appreciation Right by (b) the number of Shares as to which the Stock Appreciation Right is exercised. However, notwithstanding the foregoing, the Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a Stock Appreciation Right, but any such limitation shall be specified at the time that the Stock Appreciation Right is granted.
7.7    Exercise of Stock Appreciation Rights. All Stock Appreciation Rights shall be exercised automatically on the last day prior to the expiration date of the Stock Appreciation Right or, in the case of Tandem Stock Appreciation Rights, any related stock option, so long as the Fair Market Value of a Share on that date exceeds the exercise price per share of the Stock Appreciation Right or any related stock option, as applicable.
8.    Restricted Stock
8.1    Grants. The Committee may grant Awards of Restricted Stock for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant. The terms and conditions of the Restricted Stock shall be specified by the grant agreement. The Committee, in its sole discretion, may specify any particular rights which the person to whom an Award of Restricted Stock is made shall have in the Restricted Stock during the restriction period and the restrictions applicable to the particular Award, the vesting schedule (which may be based on service, performance or other factors) and rights to acceleration of vesting (including, without limitation, whether non-vested Shares are forfeited or vested upon termination of employment or service). Further, the Committee may award performance-based Restricted Stock by conditioning the grant or vesting or such other factors, such as the release, expiration or lapse of restrictions upon any such Award (including the acceleration of any such conditions or terms) of such Restricted Stock, upon the attainment of specified performance goals or such other factors as the Committee may determine. The Committee shall also determine when the restrictions shall lapse or expire and the conditions, if any, under which the Restricted Stock will be forfeited or sold back to the Company. Each Award of Restricted Stock may have different restrictions and conditions. The Committee, in its discretion, may prospectively change the restriction period and the restrictions applicable to any particular Award of Restricted Stock. Unless otherwise set forth in the Plan, Restricted Stock may not be disposed of by the recipient until the restrictions specified in the Award expire.
8.2    Awards and Certificates. Any Restricted Stock issued hereunder may be evidenced in such manner as the Committee, in its sole discretion, shall deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock awarded hereunder, such certificate shall bear an appropriate legend with respect to the restrictions applicable to such Award. The Company may retain, at its option, the physical custody of any stock certificate representing any awards of Restricted Stock during the restriction period or require that the Restricted Stock be placed in escrow or trust, along with a stock power endorsed in blank, until all restrictions are removed or expire.
9.    Performance Awards
9.1    Grants. A Performance Award may consist of either or both, as the Committee may determine, (i) "Performance Shares" or the right to receive Shares, Restricted Stock or cash of an equivalent value, or any combination thereof as the Committee may determine, or (ii) "Performance Units," or the right to receive a fixed dollar amount payable in cash, Shares, Restricted Stock or any combination thereof, as the Committee may determine. The Committee may grant Performance Awards to any Participant for no cash consideration, for such minimum consideration as may be required by applicable law or for such other consideration as may be specified at the time of the grant. The terms and conditions of Performance Awards shall be specified at the time of the grant and may include provisions establishing the performance period, the performance criteria to be achieved during a performance period, the criteria used to determine vesting (including the acceleration thereof), whether Performance Awards are forfeited or vest upon termination of employment or service during a performance period and the maximum or minimum settlement values. Each Performance Award shall have its own terms and conditions, which shall be determined at the discretion of the Committee. If the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in the Company's business, operations, corporate structure or for other reasons that the Committee deems satisfactory, the Committee may modify the performance measures or objectives and/or the performance period.
9.2    Terms and Conditions. Performance Awards may be valued by reference to the Fair Market Value of a Share or according to any formula or method deemed appropriate by the Committee, in its sole discretion, including, but not limited to, achievement of specific financial, production, sales, cost or earnings performance objectives that the Committee believes to be relevant to the Company's business and for remaining in the employ or active service of the Company for a specified period of time, or the Company's performance or the performance of its Shares measured against the performance of the market, the Company's industry segment or its direct competitors. Performance Awards may be paid in cash, Shares (including Restricted Stock) or other consideration, or any combination thereof. If payable in Shares, the consideration for the issuance of the Shares may be the achievement of the performance objective established at the time of the grant of the Performance Award. Performance Awards may be payable in a single payment or in installments and may be payable at a specified date or dates or upon attaining the performance objective, all at the Committee's discretion. The extent to which any applicable performance objective has been achieved shall be conclusively determined by the Committee.

10.    Dividend Equivalent Rights
The Committee may grant a Dividend Equivalent Right either as a component of another Award or as a separate Award, and, in general, each such holder of a Dividend Equivalent Right that is outstanding on a dividend record date for the Company's Common Stock shall be credited with an amount equal to the cash or stock dividends or other distributions that would have been received had the Shares covered by the Award been issued and outstanding on the dividend record date. The terms and conditions of the Dividend Equivalent Right shall be specified by the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares (which may thereafter accrue additional Dividend Equivalent Rights). Any such reinvestment shall be at the Fair Market Value of the Shares at the time thereof. Dividend Equivalent Rights may be settled in cash or Shares, or a combination thereof, in a single payment or in installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment for or lapse of restrictions on such other Award and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.
11.    Other Awards
The Committee may grant to any Participant other forms of Awards based upon, payable in or otherwise related to, in whole or in part, Shares either alone, in addition to, or in tandem with other Awards and/or cash awards made outside of the Plan, if the Committee, in its sole discretion, determines that such other form of Award is consistent with the purposes and restrictions of the Plan. The terms and conditions of such other form of Award shall be specified by the grant including, but not limited to, the price, if any, and the vesting schedule, if any. Such Awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law or for such other consideration as may be specified by the Award agreement evidencing the grant.
12.    Compliance with Securities and Other Laws
12.1    General Compliance. In no event shall the Company be required to sell or issue Shares under any Award if the sale or issuance thereof would constitute a violation of applicable Federal or state securities laws or regulations or a violation of any other law or regulation of any governmental or regulatory agency or authority or any national securities exchange on which the Shares are listed or traded. As a condition to any sale or issuance of Shares, the Company may place legends on Shares, issue stop transfer orders and require such agreements or undertakings as the Company may deem necessary or advisable to assure compliance with any such laws or regulations, including, if the Company or its counsel deems it appropriate, representations from the person to whom an Award is granted that he or she is acquiring the Shares solely for investment and not with a view to distribution and that no distribution of the Shares will be made unless registered pursuant to applicable Federal and state securities laws, or in the opinion of counsel of the Company, such registration is unnecessary.
12.2    Special Rule for Company Blackout Periods. The Company has established a securities trading policy (the “Trading Policy”) relating to disclosure and trading on inside information as described in the Trading Policy. Under the Trading Policy, certain Employees and Directors are prohibited from trading stock or other securities of the Company during certain “blackout periods” as described in the Trading Policy. If, under the terms of the Plan or an Award agreement, the last date on which a stock option or Stock Appreciation Right can be exercised falls within a blackout period imposed by the Trading Policy, the applicable exercise period shall automatically be extended by this Section 12.2 by a number of days equal to the number of

United States business days that the applicable blackout period is in effect, but in no event beyond the original maximum term of the stock option or Stock Appreciation Right. The Committee shall interpret and apply the extension automatically provided by the preceding sentence to ensure that, to the maximum extent possible, the term of any stock option or Stock Appreciation Right shall not expire during an imposed blackout period.
13.    Adjustments upon Changes in Capitalization or Reorganization
The value of an Award in Shares, the number of Shares available for issuance hereunder, the number of Shares issuable to Directors under Section 6.7, and the maximum number of Shares that may be awarded to a Participant during a calendar year shall be adjusted from time to time as follows:
(a)    Subject to any required action by Stockholders, the number of Shares covered by each outstanding Award, the exercise price of such Award, the Shares available for issuance as Awards hereunder, the number of Shares issuable to Directors under Section 6.7, and the maximum number of Shares that may be awarded to a Participant during a calendar year, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of the Company resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only in Shares) or any other increase or decrease in the number of Shares affected without receipt of consideration by the Company.
(b)    Subject to any required action by Stockholders, if the Company shall be the surviving corporation in any Reorganization, merger or consolidation (or if the Company is not the surviving corporation in such a transaction, but the transaction does not constitute a Change in Control), each outstanding Award shall pertain to and apply to the securities to which a holder of the number of Shares subject to the Award would have been entitled, and if a plan or agreement reflecting any such event is in effect that specifically provides for the change, conversion or exchange of Shares, then any adjustment to Shares or value relating to an Award hereunder shall not be inconsistent with the terms of any such plan or agreement, and, in appropriate cases, corresponding proportionate adjustments shall be made to the number of Shares available for issuance hereunder, the number of Shares issuable to Directors under Section 6.7, and the maximum number of Shares that may be awarded to a Participant during a calendar year.
(c)    In the event of a change in the Shares of the Company as presently constituted, which is limited to a change of par value into the same number of Shares with a different par value or without par value, the Shares resulting from any such change shall be deemed to be the Shares within the meaning of the Plan.
To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall occur automatically without any other required action by the Board, the Committee, or any other person; provided that the Board shall have the authority to make or confirm such adjustments, and its determination in that regard shall be final, binding and conclusive.
Except as hereinbefore expressly provided in the Plan, any person to whom an Award is granted shall have no rights by reason of any subdivision or consolidation of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, Reorganization, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect and no adjustment by reason thereof shall be made with respect to, the number or exercise price of Shares subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications,

Reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell or transfer all or any part of its business or assets.
14.    Amendment or Termination of the Plan
14.1    Amendment of the Plan. Notwithstanding anything contained in the Plan to the contrary, all provisions of the Plan may at any time or from time to time be modified or amended by the Board; provided, however, that
(a)    no Award at any time outstanding under the Plan may be modified, impaired or canceled adversely to the holder of the Award without the consent of such holder;
(b)    to the extent required by section 422 of the Code to qualify stock options granted hereunder as Incentive Stock Options, any amendment which (i) increases the maximum number of Shares that may be issued through Incentive Stock Options (other than an increase merely reflecting a change in the number of outstanding Shares, such as a stock dividend or stock split), (ii) modifies the individuals or classes of individuals eligible to receive Awards, (iii) changes the corporation with respect to which “Shares” are defined, or (iv) modifies the definition of “Company” to refer to another entity (other than a successor to National Western Life Group, Inc.) must be approved by the Stockholders within the twenty-four (24)-month period beginning twelve (12) months before the date the amendment is adopted; and
(c)    to the extent the Company is subject to the listing requirements of Nasdaq, as they may be amended from time to time, any amendment which constitutes a material revision of the Plan must be approved by the Stockholders in accordance with and to the extent required by such listing requirements.
14.2    Termination of the Plan; Maximum Plan Term.
(a)    The Board may suspend or terminate the Plan at any time, and such suspension or termination may be retroactive or prospective.
(b)    The maximum term of the Plan shall be ten years from the initial effective date specified in Section 16.8, and no Award may be granted on or after such tenth anniversary. However, if the Plan is amended or restated and the Plan as so amended or restated is approved by the Stockholders, the Plan shall be deemed to be a new Plan, and the latest date on which the amendment or restatement is adopted by the Board (or the latest date of approval by the Stockholders, if earlier) shall be substituted for the initial effective date in the immediately preceding sentence of this subsection (b).
(c)    The termination of the Plan shall not impair or affect any Award previously granted hereunder and the rights of the holder of the Award shall remain in effect until the Award has been exercised in its entirety or has expired or otherwise has been terminated in accordance with the terms of such Award.
15.    Amendments and Adjustments to Awards
The Committee may amend, modify or terminate any outstanding Award with the Participant's consent at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including, without limitation to change the date or dates as of which (a) an option becomes exercisable or (b) a performance-based Award is deemed earned; provided, however, that the Committee shall not amend or modify any Award in a manner that is contrary to Section 17. The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or non-recurring events (including, without limitation, the events described in Section 13 hereof) affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent reduction or enlargement of the benefits or potential benefits intended to be made available under the Plan. Notwithstanding Section 14.1(a) or any provision of the Plan or any agreement regarding an Award to the contrary, the Committee may cause any Award granted (including an “underwater” Award with an exercise or purchase price less than the Fair Market Value of any related Shares as of the effective date of Committee action) to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award in an amount equal to the value of such canceled Award. The determinations of value under this Section 15 shall be made by the Committee in its sole discretion.
16.    General Provisions
16.1    No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
16.2    No Right to Employment. Nothing in the Plan or in any Award, nor the grant of any Award, shall confer upon or be construed as giving any recipient of an Award any right to remain in the employ or service of the Company or any Subsidiary. Further, the Company and its Subsidiaries may at any time dismiss a Participant from employment or service, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award agreement. No Participant, Employee, Optionee, or other person shall have any claim to be granted any Award, and there is no obligation for uniform treatment of Employees, Participants or holders or beneficiaries of Awards.
16.3    Governing Law. Except to the extent that Federal law is controlling, the validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Texas, without giving effect to the conflicts of laws principles thereof.
16.4    Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the sole determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
16.5    No Stockholder Rights. Except as otherwise provided in an Award agreement, a Participant shall have none of the rights of a Stockholder with respect to Shares covered by an Award until the Participant becomes the record owner of the Shares.
16.6    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
16.7    Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
16.8    Effective Date and Stockholder Approval. The Plan was originally adopted by National Western Life Insurance Company effective as of June 20, 2008. The Plan was then amended and restated

effective as of June 17, 2011 after its approval by the Board effective as of such date and its approval by the Stockholders at the Annual Meeting of Stockholders held on such date. The Plan and all Awards were assumed by the Company effective October 1, 2015 in connection with the holding company reorganization of National Western Life Insurance Company and its subsidiaries. The Plan, as amended and restated herein, shall be effective as of June 15, 2016 after its approval by the Board effective as of such date and its approval by the Stockholders at the Annual Meeting of Stockholders held on such date. For purpose of this Plan, including this Section and Sections 14.1 and 14.2, Stockholder approval shall be considered obtained if such approval complies with (a) all applicable provisions of the articles of incorporation and bylaws of the Company and applicable state law prescribing the method and degree of stockholder approval required for the issuance of corporate stock or options (and if applicable state law does not prescribe such method and degree of stockholder approval, such approval must otherwise be obtained in accordance with Code section 422) and (b) any applicable listing requirements of Nasdaq to the extent the Company is subject to such requirements.
16.9    Non-Transferability of Awards. Awards shall be nontransferable other than by will or the laws of descent and distribution, and Awards may be exercised, during the lifetime of the holder, only by the holder (or the holder's duly appointed guardian or personal representative); provided, however, that Awards other than Incentive Stock Options may be transferred (i) by the holder to a family member, trust, charity, or similar organization for estate planning purposes and (ii) with the approval of the Committee, as directed under a qualified domestic relations order.
16.10    Tax Withholding. The Company shall have the right to withhold or require separate payment of all Federal, state, local or other taxes or payments with respect to any Award or payment made under the Plan. Such amounts shall be withheld or paid prior to the delivery of any certificate representing Shares or any other Award subject to such withholding. Such a payment may be made by the delivery of cash (or other consideration acceptable to the Company, including, if acceptable, Shares having a Fair Market Value equal to the withholding obligation) to the Company in an amount that equals or exceeds the withholding obligation of the Company. In the event of a transfer of an Award, the Participant who assigns the Award shall remain subject to withholding taxes or similar obligations upon exercise of the Award by the transferee to the extent required by the Code or other applicable laws. All determinations of withholding liability under this Section shall be made by the Company in its sole discretion and shall be binding upon the Participant.
16.11    Unfunded Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under the Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company.
16.12    Writing Requirement. A requirement hereunder that an agreement, notice, or other instrument be written will be considered satisfied if the instrument is provided in electronic form that is approved by the Committee and that may be retained and reproduced in paper form.
16.13    Compensation Recoupment. Notwithstanding any other provisions in this Plan, any Award that is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

17.    Code Section 162(m) Limitations
17.1    Applicability. The provisions of this Section 17 apply to stock options, Stock Appreciation Rights, and Restricted Stock (and similar Awards for which compensation is recognized under Code section 83 upon vesting) granted, and to other compensation paid, on or after the restatement effective date specified in Section 16.8. In the event of any inconsistencies between this Section 17 and the other Plan provisions, the provisions of this Section 17 shall control.
17.2    Establishment of Performance Goals. Awards, other than stock options and Stock Appreciation Rights, that are intended by the Committee to constitute “qualified performance-based compensation” under Code section 162(m) shall be based on the attainment of specified performance goals. No later than the earlier of (i) ninety (90) days after the commencement of the applicable fiscal year or such other award period as may be established by the Committee ("Award Period") and (ii) the completion of twenty-five percent (25%) of such Award Period, the Committee shall establish, in writing, the performance goals applicable to each such Award. At the time the performance goals are established by the Committee, their outcome must be substantially uncertain. In addition, the performance goal must state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the Participant if the goal is obtained. Such formula or standard shall be sufficiently objective so that a third party with knowledge of the relevant performance results could calculate the amount to be paid to the subject Participant. The material terms of the performance goals for Participants and the compensation payable thereunder shall be submitted to the Stockholders for their review and approval if and to the extent required for such compensation to be deductible pursuant to Code section 162(m). Stockholder approval, if necessary, shall be obtained for such performance goals prior to any Award being paid to such Participant. If Stockholder approval is required and the Stockholders do not approve such performance goals, no amount shall be paid to such Participant for such applicable Award Period under the Plan. The disclosure of the "material terms" of a performance goal and the compensation payable thereunder shall be determined under the guidelines set forth under Code section 162(m).
17.3    Components of Awards. Each Award to a Participant, other than stock options and Stock Appreciation Rights, shall be based on performance goals which are sufficiently objective so that a third party having knowledge of the relevant facts could determine whether the goal was met.
(a)    Except as provided in Section 17.8 herein, performance measures which may serve as determinants of Awards shall be limited to the following measures (which may relate to the Company and/or one or more business units, divisions or Subsidiaries and which may be adjusted in accordance with Section 17.6(b)): sales (net placed annualized target premium for life business and total placed premium for annuity business); net sales; expense management (ratio of actual Company expenses (excluding bonuses and, for Participants who are domestic marketing officers, excluding agent health claims, agent reserve balance changes, and sales conference expenses and, for Participants who are international marketing officers, excluding sales conference expenses) to a sales unit of production); GAAP profitability (the Company’s GAAP operating earnings (net of federal income taxes and excluding realized gains and losses on investments) for the Performance Period as a percentage of the Company’s beginning GAAP stockholders’ equity for such period); persistency (for a designated period, the ratio of actual persistency to expected (pricing) persistency); earnings; earnings per share; pre-tax earnings; net earnings; operating income; operating income before taxes; EBIT (earnings before interest and taxes); EBITDA (earnings before interest, taxes, depreciation and amortization); gross margin; revenues; revenue growth; market value added; economic value added; return on equity; return on investments; return on assets; return on net assets; return on capital; return on invested capital; total stockholder/shareholder return; profit; economic profit; operating profit; capitalized economic profit; net operating profit after tax; net profit before taxes; pre-tax profit; cash flow measures; cash flow return; comparable division or product sales; stock price (and stock price appreciation, either in absolute terms or in relationship to the appreciation among members of a peer group determined by the Committee); market share and/or market penetration; expenses; cost per policy; strategic milestones; goals related to acquisitions or divestitures; book value; book value per share; book value excluding accumulated other comprehensive income from stockholders’ equity; and/or book value per share excluding accumulated other comprehensive income from stockholders’ equity.
(b)    Within ninety (90) days following the end of each Award Period, the Committee shall certify in writing that the performance goals, and any other material terms were satisfied. Thereafter, Awards shall be made for each Participant as determined by the Committee. The Awards may not vary from the pre-established amount based on the level of achievement.
(c)    The performance goals established by the Committee for any Award Period may be expressed in terms of attaining a specified level of the performance measures or the attainment of a percentage increase or decrease in the particular performance measure, and may involve comparisons with respect to historical results of the Company and its Subsidiaries and/or operating groups or segments thereof, all as the Committee deems appropriate. The performance goals established by the Committee for any Award Period may be applied to the performance of the Company relative to a market index, a peer group of other companies or a combination thereof, all as determined by the Committee for such Award Period.
17.4    No Mid-Year Change in Awards. Except as provided in Sections 17.8 and 17.9 herein, each Award, other than stock options and Stock Appreciation Rights, shall be based exclusively on the performance goals and measures established by the Committee pursuant to Sections 17.2 and 17.3.
17.5    No Partial Award Period Participation. A Participant who becomes eligible to participate in the Plan after performance goals have been established in an Award Period pursuant to Sections 17.2 and 17.3 may not participate in the Plan prior to the next succeeding Award Period, except with respect to Awards which are stock options or Stock Appreciation Rights.
17.6    Performance Goals.
(a)    Except as provided in Section 17.8 and in subsection (b) below, performance goals shall not be changed following their establishment, and Participants shall not receive any payout, except with respect to Awards which are stock options or Stock Appreciation Rights, when the minimum performance goals are not met or exceeded.
(b)    The Committee shall have the authority to adjust performance goals during an Award Period for such reasons as it deems equitable to the extent permitted while still satisfying the requirements for qualified performance-based compensation under Code Section 162(m). Specifically, to the extent permitted under Code Section 162(m) and to the extent applicable, the Committee shall make the following adjustments in determining the attainment of performance goals for an Award Period: (i) to exclude the dilutive effects of acquisitions or joint ventures; (ii) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of an Award Period following such divestiture; (iii) to exclude restructuring and/or other nonrecurring charges; (iv) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (v) to exclude the cumulative effects of changes to generally accepted accounting principles (or standards) required by the Financial Accounting Standards Board; (vi) to exclude the effects of any statutory adjustments to corporate tax rates; (vii) to exclude the impact of any extraordinary items or items that are either of an unusual nature or of a type that indicates infrequency of occurrence as a separate component of income from continuing operations, as such items are specifically identified on the Company’s audited financial statements; (viii) to exclude the effect of any change in the outstanding shares of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; and (ix) to exclude any other unusual, non-recurring gains or losses as determined under generally accepted accounting principles and as such items are specifically identified on the Company’s audited financial statements.
17.7    Individual Performance and Discretionary Adjustments. Except as provided in Section 17.8 herein, subjective evaluations of individual performance of the Participants shall not be reflected in their Awards, other than Awards which are stock options or Stock Appreciation Rights. The payment of such Awards shall be entirely dependent upon the attainment of the pre-established performance goals.
17.8    Amendments. No amendment of the Plan with respect to any Participant may be made which would (i) increase the maximum amount that can be paid to any one Optionee under the Plan, (ii) change the specified performance goal for payment of Awards, or (iii) modify the requirements as to eligibility for participation in the Plan, unless the Stockholders have approved such amendment in a manner which would permit the deduction under Code section 162(m) of such payment in the fiscal year it is paid. The Committee shall amend this Section 17 and such other provisions as it deems appropriate, to cause amounts payable to Participants to satisfy the requirements of Code section 162(m).
17.9    Stock Options and Stock Appreciation Rights; Maximum Amount of Compensation.
(a)    Notwithstanding any provision of this Plan (including the provisions of this Section 17) to the contrary, the amount of compensation which a Participant may receive with respect to stock options and Stock Appreciation Rights which are granted hereunder shall be based solely on an increase in the value of the applicable Shares after the date of grant of such Award. Thus, no stock option may be granted hereunder to a Participant with an exercise price less than the Fair Market Value of Shares on the date of grant.
(b)    The maximum amount of compensation payable as an Award (other than an Award which is a stock option or Stock Appreciation Right) to any Participant during any calendar year may not exceed $1,000,000 as of the date of grant.
(c)    Section 4.1(b) sets forth the maximum number of Shares (or cash equivalent value), subject to adjustment as provided in Section 13, with respect to which stock options or Stock Appreciation Rights may be granted to any Participant during any calendar year.
18.    Compliance with Code Section 409A
18.1    Purpose and Interpretation. With respect to Participants subject to United States federal income tax, the Plan is intended to comply with applicable requirements to avoid a plan failure under Code section 409A and shall be construed and applied accordingly by the Committee.
18.2    Service Recipient Stock. No stock option or Stock Appreciation Right shall be granted under the Plan to the extent the Shares that may be issued to the Participant with respect to the Award do not constitute “service recipient stock” (as such term is defined under Code section 409A) of the Company as of the date of grant.
18.3    Compliance Amendments. To the extent any provision of the Plan or any omission from the Plan would (absent this Section 18.3) cause amounts to be includable in income under Code section 409A(a)(1), the Plan shall be deemed amended to the extent necessary to comply with the requirements of Code section 409A; provided, however, that this Section 18.3 shall not apply and shall not be construed to amend any provision of the Plan to the extent this Section 18.3 or any amendment required thereby would itself cause any amounts to be includable in income under Code section 409A(a)(1).
18.4    Timing of Distributions. If an Award subject to Code section 409A provides for distribution or settlement upon vesting or lapse of a risk of forfeiture, and the time of such distribution or settlement is not otherwise specified in the Plan or the Award agreement or other governing document, the distribution or settlement shall be made no later than March 15 of the calendar year following the calendar year in which such Award vested or the risk of forfeiture lapsed. In the case of any distribution of any other Award subject to Code section 409A, if the timing of such distribution is not otherwise specified in the Plan, Award agreement or other governing document, the distribution shall be made not later than the end of the calendar year during which the settlement of such Award is specified to occur.
18.5    Delay in Payment. Notwithstanding anything to the contrary in the Plan, (a) if upon the date of a Participant’s “separation from service” (as defined for purposes of Code sections 409A(a)(2)(A)(i) and 409A(a)(2)(B)(i)) with the Company and its controlled subsidiaries and affiliates the Participant is a “specified employee” within the meaning of Code section 409A (determined by applying the default rules applicable under such Code section except to the extent such rules are modified by a written resolution that is adopted by the Committee and that applies for purposes of all deferred compensation plans of the Company and its affiliates), and the deferral of any amounts otherwise payable under Plan as a result of Participant’s separation from service is necessary to prevent any accelerated or additional tax to the Participant under Code section 409A, then the Company shall defer the payment of any such amounts hereunder until the date that is six months following the date of the Participant’s separation from service, at which time any such delayed amounts shall be paid or provided to the Participant and (b) if any other payments of money or other Awards or benefits due to a Participant hereunder could cause the application of an accelerated or additional tax under Code section 409A, such payments or other benefits shall be deferred and paid on the first day that would not result in the Participant incurring any tax liability under Code section 409A if such deferral would make such payment or other benefits compliant under section 409A of the Code.

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